Exhibit 99.1

Audited Consolidated Financial Statements
of Public Company H (Parent Company of Subsidiary of Public Company H)
and Independent Auditor's Report
As of and for the years ended December 31, 2020 and 2019

Acreage Holdings, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Acreage Holdings, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial position of Acreage Holdings, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”).
In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Change in Accounting Principle
As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases, effective January 1, 2019, due to the adoption of the guidance in Accounting Standards Codification Topic 842, Leases.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.
New York, NY
March 25, 2021

ACREAGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$32,542	$26,505
Restricted cash	22,097	95
Inventory	23,715	18,083
Notes receivable, current	2,032	2,146
Assets held-for-sale	62,971	—
Other current assets	4,663	8,506
Total current assets	148,020	55,335
Long-term investments	34,126	4,499
Notes receivable, non-current	97,901	79,479
Capital assets, net	89,136	106,047
Operating lease right-of-use assets	17,247	51,950
Intangible assets, net	138,983	285,972
Goodwill	31,922	105,757
Other non-current assets	4,718	2,638
Total non-current assets	414,033	636,342
TOTAL ASSETS	$562,053	$691,677
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$18,913	$32,459
Taxes payable	14,780	4,740
Interest payable	3,504	291
Operating lease liability, current	1,492	2,759
Debt, current	27,139	15,300
Non-refundable deposits on sale	750	—
Liabilities related to assets held for sale	18,154	—
Other current liabilities	13,010	1,604
Total current liabilities	97,742	57,153
Debt, non-current	153,318	28,186
Operating lease liability, non-current	16,609	47,522
Deferred tax liability	34,673	63,997
Other liabilities	2	25
Total non-current liabilities	204,602	139,730
TOTAL LIABILITIES	302,344	196,883
Commitments and contingencies
Common stock, no par value - unlimited authorized, 101,250 and 90,646 issued and outstanding, respectively	—	—
Additional paid-in capital	737,290	615,678
Treasury stock, 842 common stock held in treasury	(21,054)	(21,054)
Accumulated deficit	(475,205)	(188,617)
Total Acreage Shareholders' equity	241,031	406,007
Non-controlling interests	18,678	88,787
TOTAL EQUITY	259,709	494,794

TOTAL LIABILITIES AND EQUITY	$562,053	$691,677
(See accompanying notes to Consolidated Financial Statements)

ACREAGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2018
Retail revenue, net	$86,380	$54,401	$17,475
Wholesale revenue, net	27,971	18,539	2,969
Other revenue, net	194	1,169	680
Total revenues, net	114,545	74,109	21,124
Cost of goods sold, retail	(51,018)	(33,844)	(10,038)
Cost of goods sold, wholesale	(14,369)	(9,821)	(1,666)
Total cost of goods sold	(65,387)	(43,665)	(11,704)
Gross profit	49,158	30,444	9,420

OPERATING EXPENSES
General and administrative	50,469	56,224	18,647
Compensation expense	41,704	42,061	15,356
Equity-based compensation expense	92,064	97,538	11,230
Marketing	1,820	5,009	1,571
Loss on impairments	188,023	13,463	—
Loss on notes receivable	8,161	—	—
Write down of assets held-for-sale	11,003	—	—
Loss on legal settlements	14,555	—	—
Depreciation and amortization	6,170	7,593	3,749
Total operating expenses	413,969	221,888	50,553

Net operating loss	$(364,811)	$(191,444)	$(41,133)

Income (loss) from investments, net	98	(480)	21,777
Interest income from loans receivable	6,695	3,978	1,178
Interest expense	(15,853)	(1,194)	(4,617)
Other loss, net	(3,487)	(1,033)	(7,930)
Total other (loss) income	(12,547)	1,271	10,408

Loss before income taxes	$(377,358)	$(190,173)	$(30,725)

Income tax benefit (expense)	17,240	(4,989)	(1,536)

Net loss	$(360,118)	$(195,162)	$(32,261)

Less: net loss attributable to non-controlling interests	(73,530)	(44,894)	(4,778)

Net loss attributable to Acreage Holdings, Inc.	$(286,588)	$(150,268)	$(27,483)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(2.87)	$(1.74)	$(0.41)

Weighted average shares outstanding - basic and diluted	99,980	86,185	66,699
(See accompanying notes to Consolidated Financial Statements)

ACREAGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
			Attributable to shareholders of the parent
(in thousands)	LLC Membership Units	Pubco Shares (as converted)	Share Capital	Treasury Stock	Accumulated Deficit	Shareholders’ Equity	Non- controlling Interests	Total Equity
December 31, 2017	$49,375	$—	$29,454	$—	$(10,861)	$18,593	$10,030	$28,623
Issuance of Class D units	17,018	—	105,514	—	—	105,514	—	105,514
Issuance of Class E units, net	19,352	—	116,124	—	—	116,124	—	116,124
Interest expense settled with PIK units	330	66	1,912	—	—	1,912	—	1,912
Conversion of notes to equity	6,473	—	30,759	—	—	30,759	—	30,759
Issuance of warrants	—	—	3,285	—	—	3,285	—	3,285
Issuance of Pubco shares in redemption of membership units	(66,820)	65,978	280	(21,054)	—	(20,774)	—	(20,774)
RTO-related issuances, net	—	12,626	298,004	—	—	298,004	—	298,004
Formation of NCI at RTO and adjustments for changes in ownership	(27,340)	—	(133,943)	—	—	(133,943)	133,943	—
Establishment of deferred tax liability due to RTO	—	—	(30,175)	—	—	(30,175)	—	(30,175)
Capital contributions, net	—	—	—	—	—	—	2,767	2,767
Increase in non-controlling interests from business acquisitions	—	—	—	—	—	—	7,241	7,241
Purchase of non-controlling interests	—	—	(21,798)	—	—	(21,798)	(12,305)	(34,103)
Other equity transactions	—	398	4,426	—	(5)	4,421	(5,976)	(1,555)
Equity-based compensation expense and related issuances	1,612	96	10,915	—	—	10,915	—	10,915
Net loss	—	—	—	—	(27,483)	(27,483)	(4,778)	(32,261)
December 31, 2018	$—	$79,164	$414,757	$(21,054)	$(38,349)	$355,354	$130,922	$486,276
Issuances for business acquisitions/purchases of intangible assets	—	5,364	104,748	—	—	104,748	4,356	109,104
NCI adjustments for changes in ownership	—	2,784	(2,766)	—	—	(2,766)	2,766	—
Capital distributions, net	—	—	—	—	—	—	(4,363)	(4,363)
Other equity transactions	—	589	11,707	—	—	11,707	—	11,707
Equity-based compensation expense and related issuances	—	2,745	87,232	—	—	87,232	—	87,232
Net loss	—	—	—	—	(150,268)	(150,268)	(44,894)	(195,162)
December 31, 2019	$—	$90,646	$615,678	$(21,054)	$(188,617)	$406,007	$88,787	$494,794
Issuances for private placement	—	6,085	27,887	—	—	27,887	—	27,887
Beneficial conversion feature on convertible note (See Note 10)	—	—	523	—	—	523	—	523
Issuances on conversion of debenture	—	327	550	—	—	550	—	550
Issuance of warrants	—	—	3,229	—	—	3,229	—	3,229
NCI adjustments for changes in ownership	3,861	583	(3,395)	—	—	(3,395)	3,395	—
Capital contributions, net	—	—	—	—	—	—	26	26
Other equity transactions	—	276	754	—	—	754	—	754
Equity-based compensation expense and related issuances	—	3,333	92,064	—	—	92,064	—	92,064
Net loss	—	—	—	—	(286,588)	(286,588)	(73,530)	(360,118)
December 31, 2020	$3,861	$101,250	$737,290	$(21,054)	$(475,205)	$241,031	$18,678	$259,709
(See accompanying notes to Consolidated Financial Statements)

ACREAGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
(in thousands)	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(360,118)	$(195,162)	$(32,261)
Adjustments for:
Depreciation and amortization	6,170	7,593	3,749
Equity-settled expenses, including compensation	92,818	102,898	19,360
Gain on business divestiture	(217)	—	—
Gain on sale of investment	—	—	(1,500)
Loss on disposal of capital assets	2,461	363	—
Loss on impairment	188,023	13,463	—
Loss on notes receivable	8,161	—	—
Bad debt expense	195	—	—
Non-cash interest expense	7,023	67	2,838
Non-cash operating lease expense	122	1,684	—
Deferred tax (income) expense	(32,405)	(3,844)	(56)
Non-cash loss from investments, net	949	1,272	(19,340)
Other non-cash (income) expense, net	—	(2,394)	469
Write-down of assets held-for-sale	11,003	—	—
Change, net of acquisitions in:
Inventory	(2,531)	(6,941)	(3,641)
Other assets	4,011	(5,053)	(3,075)
Interest receivable	(2,284)	(4,002)	(1,208)
Accounts payable and accrued liabilities	(11,572)	17,217	95
Taxes payable	10,233	3,778	(152)
Interest payable	3,213	(250)	398
Other liabilities	7,067	(1,568)	(1,212)
Net cash used in operating activities	$(67,678)	$(70,879)	$(35,536)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of capital assets	$(15,477)	$(47,085)	$(22,351)
Investments in notes receivable	(14,809)	(39,145)	(15,483)
Collection of notes receivable	254	3,164	4,519
Cash paid for long-term investments	(35,067)	(4,158)	(2,201)
Proceeds from business divestiture	997	—	—
Proceeds from sale of investment	—	—	9,634
Proceeds from sale of capital assets	4,756	172	—
Business acquisitions, net of cash acquired	(9,983)	(21,205)	(32,147)
Purchases of intangible assets	—	(58,488)	(6,445)
Deferred acquisition costs and deposits	—	2,076	(22,675)
Distributions from investments	27	232	141
Proceeds from (purchase of) short-term investments	—	149,828	(148,684)
Net cash used in investing activities	$(69,302)	$(14,609)	$(235,692)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party debt	$7,100	$15,000	$—
Repayment of related party loan	(22,100)	—	—
Proceeds from financing (refer to Note 14 for related party financing)	160,587	19,052	—
Deferred financing costs paid	(7,864)	—	—
Proceeds from issuance of private placement units and warrants, net	31,117	—	—
Collateral received from financing agreement	22,000	—	—
Proceeds from issuance of membership units, net	—	—	116,890
(See accompanying notes to Consolidated Financial Statements)

	Year Ended December 31,
(in thousands)	2020	2019	2018
Proceeds from issuance of subscription receipts, net	—	—	298,644
Settlement of taxes withheld	—	(10,306)	(21,054)
Purchase of non-controlling interest	—	—	(19,643)
Repayment of debt	(25,821)	(12,333)	(17,838)
Capital contributions (distributions) - non-controlling interests, net	—	(4,363)	2,767
Net cash provided by financing activities	$165,019	$7,050	$359,766
Net increase (decrease) in cash, cash equivalents and restricted cash	$28,039	$(78,438)	$88,538
Cash, cash equivalents and restricted cash - Beginning of period	26,600	105,038	16,500
Cash, cash equivalents and restricted cash - End of period	$54,639	$26,600	$105,038
	Year Ended December 31,
(in thousands)	2020	2019	2018
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid - non-lease	$5,617	$685	$1,381
Income taxes paid	3,027	4,555	1,744
OTHER NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital assets not yet paid for	$2,479	$8,188	$393
Exchange of intangible assets to notes receivable (Note 4)	18,800	—	—
Holdback of Maine HSCP notes receivable (Note 6)	917	—	—
Promissory note conversion (Note 6)	10,087	—	—
Deferred tax liability related to business acquisition (Note 3)	3,077	—	—
Beneficial conversion feature (Note 10)	523	—	—
Convertible note conversion	550	—	—
Unpaid debt issuance costs	3,000	—	—
Exchange of investments for land and building (Note 5)	4,464	—	—
Issuance of Class D units for land	—	—	2,600
Issuance of SVS for operating lease	—	3,353	—
(See accompanying notes to Consolidated Financial Statements)

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)
1.	NATURE OF OPERATIONS
Acreage Holdings, Inc. (the “Company”, “Pubco” or “Acreage”) was originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, the Company changed its name to Applied Inventions Management Corp. The Company continued into British Columbia and changed its name to “Acreage Holdings, Inc.” on November 9, 2018. The Company’s Class E subordinate voting shares (“Fixed Shares”) and Class D subordinate voting shares (“Floating Shares”) are listed on the Canadian Securities Exchange under the symbols “ACRG.A.U” and “ACRG.B.U”, respectively, quoted on the OTCQX under the symbols “ACRHF” and “ACRDF”, respectively, and traded on the Frankfurt Stock Exchange under the symbols “0VZ1” and “0VZ2”, respectively. The Company indirectly owns, operates and has contractual relationships with cannabis cultivation facilities, dispensaries and other cannabis-related companies in the United States (“U.S.”).
High Street Capital Partners, LLC, a Delaware limited liability company doing business as “Acreage Holdings” (“HSCP”), was formed on April 29, 2014. The Company became the indirect parent of HSCP on November 14, 2018 in connection with the reverse takeover (“RTO”) transaction described below.
The Company’s principal place of business is located at 450 Lexington Avenue, #3308, New York, New York in the U.S. The Company’s registered and records office address is Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia in Canada.
The RTO transaction
On September 21, 2018, the Company, HSCP, HSCP Merger Corp. (a wholly-owned subsidiary of the Company), Acreage Finco B.C. Ltd. (a special purpose corporation) (“Finco”), Acreage Holdings America, Inc. (“USCo”) and Acreage Holdings WC, Inc. (“USCo2”) entered into a business combination agreement (the “Business Combination Agreement”) whereby the parties thereto agreed to combine their respective businesses, which would result in the RTO of Pubco by the security holders of HSCP, which was deemed to be the accounting acquiror. On November 14, 2018, the parties to the Business Combination Agreement completed the RTO.
Canopy Growth Corporation transaction
On June 27, 2019, the Company and Canopy Growth Corporation (“Canopy Growth” or “CGC”) implemented the Prior Plan of Arrangement (as defined in Note 13) contemplated by the Original Arrangement Agreement (as defined in Note 13). Pursuant to the Prior Plan of Arrangement, Canopy Growth was granted an option to acquire all of the issued and outstanding shares of the Company in exchange for the payment of 0.5818 of a common share in the capital of Canopy Growth for each Class A subordinate voting share (each, a “SVS”) held (with the Class B proportionate voting shares (the “PVS”) and Class C multiple voting shares (the “MVS”) being automatically converted to SVS immediately prior to consummation of the Acquisition (as defined in Note 13), which original exchange ratio was subject to adjustment in accordance with the Original Arrangement Agreement. Canopy Growth was required to exercise the option upon a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”) and, subject to the satisfaction or waiver of certain closing conditions set out in the Original Arrangement Agreement, Canopy Growth was required to acquire all of the issued and outstanding SVS (following the mandatory conversion of the PVS and MVS into SVS).
On June 24, 2020, Canopy Growth and the Company entered into an agreement to, among other things, amend the terms of the Original Arrangement Agreement and the terms of the Prior Plan of Arrangement (the “Amended Arrangement”). On September 16, 2020, the Company’s shareholders voted in favor of a special resolution authorizing and approving the terms of, among other things, the Amended Arrangement. Subsequently, on September 18, 2020, the Company obtained a final order from the Supreme Court of British Columbia approving the Amended Arrangement, and on September 23, 2020 the Company and Canopy Growth entered into the Amending Agreement (as defined in Note 13) and implemented the Amended Arrangement. Pursuant to the Amended Arrangement, the Company’s articles were

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

amended to create the Fixed Shares, the Floating Shares and the Class F multiple voting shares (the “Fixed Multiple Shares”), and each outstanding SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share, each outstanding PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and each outstanding MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share. Refer to Note 13 for further discussion.
Pursuant to the implementation of the Amended Agreement, on September 23, 2020, a subsidiary of Canopy Growth advanced gross proceeds of $50,000 to Universal Hemp, LLC, an affiliate of the Company. The debenture bears interest at a rate of 6.1% per annum. Refer to Note 10 for further discussion.
COVID-19
In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in Wuhan, China. Since then, it has spread to other countries and infections have been reported around the world. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic.
In response to the outbreak, governmental authorities in the United States, Canada and internationally have introduced various recommendations and measures to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing. The COVID-19 outbreak and the response of governmental authorities to try to limit it are having a significant impact on the private sector and individuals, including unprecedented business, employment and economic disruptions. Management has been closely monitoring the impact of COVID-19, with a focus in the health and safety of our employees, business continuity and supporting our communities. We have implemented various measures to reduce the spread of the virus, including implementing social distancing measures at our cultivation facilities, manufacturing facilities, and dispensaries, enhancing cleaning protocols at such facilities and dispensaries and encouraging employees to adhere to preventative measures recommended by local, state, and federal health officials.
2.	SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation and going concern
The accompanying consolidated financial statements have been prepared on a going concern basis which implies we will continue to meet our obligations for the next twelve months as of the date these financial statements are issued.
As reflected in the consolidated financial statements, the Company had an accumulated deficit as of December 31, 2020, as well as a net loss and negative cash flow from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the issuance of these financial statements.
However, management believes that substantial doubt about the Company’s ability to meet its obligations for the next twelve months from the date these financial statements were issued has been alleviated due to, but not limited to, (i) access to future capital commitments, (ii) continued sales growth from our consolidated operations, (iii) latitude as to the timing and amount of certain operating expenses as well as capital expenditures, (iv) restructuring plans that have already been put in place to improve the Company’s profitability, (v) the Standby Equity Distribution Agreement (refer to Note 13 and 17 for further discussion) and (vi) the anticipated Non-Core Divestitures (refer to Note 3 for further discussion).
If the Company is unable to raise additional capital whenever necessary, it may be forced to decelerate or curtail its footprint buildout or other operational activities until such time as additional capital becomes available. Such limitation of the Company’s activities would allow it to slow its rate of spending and extend its use of cash until additional capital is raised. However, management cannot provide any assurances that we will be successful in accomplishing any of our

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

plans. Management also cannot provide any assurance as to unforeseen circumstances that could occur at any time within the next twelve months or thereafter which could increase our need to raise additional capital on an immediate basis.
Use of estimates
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Preparation of financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the dates presented and the reported amounts of revenues and expenses during the periods presented. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include the fair value of assets acquired and liabilities assumed in business combinations, assumptions relating to equity-based compensation expense, estimated useful lives for property, plant and equipment and intangible assets, the valuation allowance against deferred tax assets and the assessment of potential impairment charges on goodwill, intangible assets and investments in equity and notes receivable.
Emerging growth company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.
Functional and presentation currency
The consolidated financial statements and the accompanying notes are expressed in U.S. dollars. Financial metrics are presented in thousands. Other metrics, such as shares outstanding, are presented in thousands unless otherwise noted.
Basis of consolidation
Our consolidated financial statements include the accounts of Acreage, its subsidiaries and variable interest entities (“VIEs”) where we are considered the primary beneficiary, if any, after elimination of intercompany accounts and transactions. Investments in business entities in which Acreage lacks control but is able to exercise significant influence over operating and financial policies are accounted for using the equity method. Our proportionate share of net income or loss of the entity is recorded in Income (loss) from investments, net in the Consolidated Statements of Operations.
VIEs
In determining whether we are the primary beneficiary of a VIE, we assess whether we have the power to direct matters that most significantly impact the activities of the VIE and have the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. There were no material consolidated VIEs as of December 31, 2020 or 2019.
Non-controlling interests (“NCI”)
Non-controlling interests represent ownership interests in consolidated subsidiaries by parties that are not shareholders of Pubco. They are shown as a component of Total equity in the Consolidated Statements of Financial Position, and the share of loss attributable to non-controlling interests is shown as a component of Net loss in the Consolidated Statements of Operations. Changes in the parent company’s ownership that do not result in a loss of control are accounted for as equity transactions.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Cash and cash equivalents
The Company defines cash equivalents as highly liquid investments held for the purpose of meeting short-term cash commitments that are readily convertible into known amounts of cash, with original maturities of three months or less. The Company maintains cash with various U.S. banks and credit unions with balances in excess of the Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund limits, respectively. The failure of a bank or credit union where the Company has significant deposits could result in a loss of a portion of such cash balances in excess of the insured limit, which could materially and adversely affect the Company’s business, financial condition, results of operations and the market price of the Company’s Fixed Shares and Floating Shares.
Restricted cash
Restricted cash represents funds contractually held for specific purposes (refer to Note 10) and, as such, not available for general corporate purposes.
Cash and restricted cash, as presented on the Consolidated Statements of Cash Flows, consists of $32,542 and $22,097 as of December 31, 2020, respectively, and $26,505 and $95 as of December 31, 2019, respectively.
Investments
The Company classifies its short-term investments in debt securities as held-to-maturity and accounts for them at amortized cost. Due to the short maturities, the carrying value approximates fair value. Refer to Note 5 for further discussion.
The Company accounts for long-term equity investments in which we are able to exercise significant influence, but do not have control over, using the equity method.
On January 1, 2018, we early adopted Accounting Standards Update (“ASU”) 2016-01 - Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which, among other provisions, requires the equity investments not accounted for using the equity method to be carried at fair value, with changes recognized in net income (“FV-NI”). For investments not accounted for using the equity method without a readily determinable fair value, a measurement alternative is available, allowing measurement at cost, less any impairment plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. There was no change to the Company’s accounting for investments, as it elected the measurement alternative for all former cost method investments. Refer to Note 5 for further discussion.
Inventory
The Company’s inventories include the direct costs of seeds and growing materials, indirect costs such as utilities, labor, depreciation and overhead costs, and subsequent costs to prepare the products for ultimate sale, which include direct costs such as materials and indirect costs such as utilities and labor. All direct and indirect costs related to inventory are capitalized when they are incurred, and they are subsequently classified to Cost of goods sold in the Consolidated Statements of Operations. Inventory is valued at the lower of cost and net realizable value, defined as estimated selling price in the ordinary cost of business, less costs of disposal. The Company measures inventory cost using specific identification for its retail inventory and the average cost method for its cultivation inventory.
Fair value of financial instruments
The Company accounts for assets and liabilities measured at fair value on a recurring basis in accordance with ASC 820 - Fair Value Measurements. ASC 820 utilizes a fair value hierarchy that reflects the significance of the inputs used to make the measurements. The hierarchy is summarized as follows:
1.	Level 1 - quoted prices (unadjusted) that are in active markets for identical assets or liabilities

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

2.
Level 2 - inputs that are observable for the asset or liability, either directly (prices) for similar assets or liabilities in active markets or indirectly (derived from prices) for identical assets or liabilities in markets with insufficient volume or infrequent transactions

3.	Level 3 - inputs for assets or liabilities that are not based upon observable market data
There were no material transfers in or out of Level 3 during the years ended December 31, 2020 and 2019. The Company did not have any liabilities measured at fair value on a recurring basis as of December 31, 2020 and 2019. The Company has Level 3 assets in equity-method investments and investments carried at FV-NI utilizing net asset value per share. Changes in fair value measurements categorized in Level 3 of the fair value hierarchy are analyzed each reporting period based on changes in estimates or assumptions and recorded as appropriate.
Notes receivable
The Company provides financing to various related and non-related businesses within the cannabis industry. These notes are classified as held for investment and are accounted for as financial instruments in accordance with ASC 310. The Company recognizes impairment on notes receivable when, based on all available information, it is probable that a loss has been incurred based on past events and conditions existing at the date of the financial statements. During the year ended December 31, 2020, the Company recognized an impairment loss on a note receivable which was determined not collectible and recorded a loss on notes receivable in the amount of $8,161 in Loss on notes receivable on the Consolidated Statements of Operations. No impairment loss was recognized in the years ended December 31, 2019 or 2018.
Capital assets
Capital assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Land and construction in process are not depreciated. Depreciation is calculated using the straight-line method for all other asset classes. The estimated useful life of buildings range from 10 to 40 years, and the estimated useful life of furniture, fixtures and equipment range from 3 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of their useful lives or the life of the lease. Repair and maintenance costs are expensed as incurred. When capital assets are disposed of, the related cost and accumulated depreciation are removed and a gain or loss is included in the Consolidated Statements of Operations.
Leases
On January 1, 2019, the Company early adopted ASU 2016-02 Leases (Topic 842) using the modified retrospective approach. The Company elected the package of practical expedients contained in the new standard which, among other provisions, allows companies to retain existing lease classification under Topic 840 at transition. As such, there will be minimal impact on the Company’s Consolidated Statements of Operations. The Company has also made an accounting policy election to not recognize right of use assets or lease liabilities for leases with an initial term of 12 months or less, and to continue recognizing the related expense in the Consolidated Statement of Operations on a straight-line basis over the lease term. Sale-leasebacks are assessed to determine whether a sale has occurred under ASC 606. If a sale is determined not to have occurred, the underlying “sold” assets are not derecognized and a financing liability is established in the amount of cash received. At such time that the lease expires, the assets are then derecognized along with the financing liability, with a gain recognized on disposal for the difference between the two amounts, if any.
On the date of adoption, the Company recognized right of use assets and lease liabilities on its Consolidated Statements of Financial Position, which reflect the present value of the Company's current minimum lease payments over the lease terms, which include options that are reasonably certain to be exercised, discounted using the Company’s estimated incremental borrowing rate. Refer to Note 8 for further discussion.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Intangible assets
Intangible assets such as management contracts are amortized over their estimated useful lives, while indefinite-lived intangibles such as cannabis licenses are not amortized.
Convertible debt
The Company assesses its financial instruments for embedded features that may require bifurcation from their host. If the embedded features do not meet the criteria for bifurcation, the convertible instrument is accounted for as a single hybrid instrument.
Business combinations
The Company’s growth strategy includes acquisition of retail, cultivation, processing and other cannabis related companies, the primary purpose of which is to continue to build a diversified portfolio of assets in the U.S. cannabis sector. These business combinations are accounted for using the acquisition method on the date that control is transferred. The consideration transferred in the acquisition is measured at fair value, along with identifiable net assets acquired. Fixed Shares and Floating Shares issued are valued based on the closing price on the Canadian Securities Exchange. Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets or liabilities of an acquired business and represents expected synergies associated with the acquisition such as the benefits of assembled workforces, expected earnings and future market development. These benefits were not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets.
Based on the Company’s tax status discussed below, goodwill is not expected to be deductible for income tax purposes. A bargain purchase gain is recognized when the excess of the purchase price over the fair value of the net identifiable assets or liabilities acquired is negative. The Company expenses transaction costs, other than those associated with the issue of debt or equity securities, in connection with a business combination as incurred. The Company measures non-controlling interests acquired, if any, at acquisition date fair value.
Impairment of long-lived assets
Goodwill and indefinite-lived intangible assets are not subject to amortization and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired. Goodwill and indefinite-lived intangible assets are tested at the individual business level. The Company may first assess qualitative factors and, if it determines it is more likely than not that the fair value is less than the carrying value, then proceed to a quantitative test if necessary.
Finite-lived intangible assets and other long-lived assets are tested for impairment based on undiscounted cash flows when events or changes in circumstances indicate that the carrying amount may not be recoverable.
Income taxes
The Company will be treated as a U.S corporation for U.S. federal income tax purposes under U.S. Internal Revenue Code (“IRC”) Section 7874 and be subject to U.S. federal income tax. However, for Canadian tax purposes, the Company is expected, regardless of any application of IRC Section 7874, to be treated as a Canadian resident company (as defined in the Income Tax Act (Canada)) for Canadian income tax purposes. As a result, the Company will be subject to taxation both in Canada and the U.S. Notwithstanding the foregoing, it is management’s expectation that the Company’s activities will be conducted in such a manner that income from operations will not be subjected to double taxation.
HSCP operates in the U.S. as a limited liability company that is treated as a partnership for U.S. federal, state and local income tax purposes. As a result, HSCP’s income from its U.S. operations is not subject to U.S. federal income tax

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

because the income is attributable to its members. Accordingly, the Company’s U.S. tax provision is based on the portion of HSCP’s income attributable to the Company and excludes the income attributable to other members of HSCP, whose income is included in Net loss attributable to non-controlling interests in the Consolidated Statements of Operations. In addition, the Company also records a tax provision for the corporate entities owned directly by HSCP.
Income tax expense is recognized in the Consolidated Statements of Operations. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year end, adjusted for amendments to tax payable with regards to previous years.
Deferred tax assets and liabilities and the related deferred tax expense or recovery are recognized for deferred tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs.
A deferred tax asset is recognized to the extent that it is probable that future taxable income will be available against which the asset can be utilized.
Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current assets against current tax liabilities and when they relate to income taxes levied by the same taxing authority and the Company intends to settle its current tax assets and liabilities on a net basis.
Certain Acreage subsidiaries are subject to IRC Section 280E. This section disallows deductions and credits attributable to a trade or business of trafficking in controlled substances. Under U.S. law, marijuana is a Schedule I controlled substance.
Revenue recognition
The Company early adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018. The new standard provides for a single model that applies to all contracts with customers with two types of recognition: at a point in time or over time. The Company has applied Topic 606 retrospectively for all periods presented and determined that there is no change to the comparative periods or transitional adjustments required as a result of adoption. The Company’s accounting policy for revenue recognition under Topic 606 is as follows:
1.	Identify the contract with a customer;
2.	Identify the performance obligation(s);
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligation(s);
5.	Recognize revenue when/as performance obligation(s) are satisfied.
Revenue from the direct sale of cannabis to customers for a fixed price is recognized when the Company transfers control of the good to the customer. The Company disaggregates its revenues from the direct sale of cannabis to customers on the Consolidated Statements of Operations as Retail revenue, net and Wholesale revenue, net.
Revenue from management contracts is recognized over time as the management services are provided. The Company provides management services to other cannabis companies for a fee structure that varies based on the contract. The services that may be provided are broadly defined and span the entire scope of the business. The Company evaluates the nature of its promise to the customer in these contracts and determines that its promise is to provide a management

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

service. The service comprises various activities that may vary each day (such as support for cultivation, finance, accounting, human resources, retail, etc.). The Company disaggregates its management contract revenue on the Consolidated Statements of Operations as Other revenue, net.
Amounts disclosed as revenue are net of allowances, discounts and rebates.
Equity-settled payments
The Company issues equity-based awards to employees and non-employee directors for services. The Company measures these awards based on their fair value at the grant date and recognizes compensation expense over the requisite service period. The Company generally issues new shares to satisfy conversions, option and warrant exercises, and RSU vests. Forfeitures are accounted for as they occur.
Loss per share
Net loss per share represents the net loss attributable to shareholders divided by the weighted average number of shares outstanding during the period on an as converted basis. Basic and diluted loss per share are the same as of December 31, 2020, 2019 and 2018, as the issuance of shares upon conversion, exercise or vesting of outstanding units would be anti-dilutive in each period. There were 45,541, 41,526, and 38,061 anti-dilutive shares outstanding as of December 31, 2020, 2019 and 2018, respectively.
Accounting Pronouncements Recently Adopted
As of December 2019, the Company early adopted ASU 2017-04 - Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). The objective of ASU 2017-04 is to simplify how an entity is required to test goodwill for impairment. Under previous GAAP, entities were required to test goodwill for impairment using a two-step approach. Under the amendments in ASU 2017-04, an entity performs its goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. The adoption of ASU 2017-04 did not have an effect on the Company’s Consolidated Financial Statements.
Accounting Pronouncements Not Yet Adopted
In June 2016, the FASB issued ASU 2016-13 - Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which was subsequently revised by ASU 2018-19. The ASU introduces a new model for assessing impairment on most financial assets. Entities will be required to use a forward-looking expected loss model, which will replace the current incurred loss model, which will result in earlier recognition of allowance for losses. The ASU will be effective for the Company’s first interim period of fiscal 2023, and the Company is currently evaluating the impact of the new standard.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

3.	ACQUISITIONS, DIVESTITURES AND ASSETS HELD FOR SALE
Acquisitions
During the year ended December 31, 2020, the Company completed the following business combination. The preliminary purchase price allocation is as follows:
Purchase Price Allocation	CCF(1)
Assets acquired:
Cash and cash equivalents	$17
Inventory	1,969
Other current assets	3,164
Capital assets, net	4,173
Operating lease ROU asset	4,455
Goodwill	5,247
Intangible assets - cannabis licenses	10,000
Other non-current assets	10
Liabilities assumed:
Accounts payable and accrued liabilities	(228)
Taxes payable	(17)
Other current liabilities	(4,248)
Operating lease liability	(4,455)
Fair value of net assets acquired	$20,087

Consideration paid:
Cash	$10,000
Settlement of pre-existing relationship	10,087
Total consideration	$20,087
The operating results of the above acquisition were not material to the periods presented.
(1)	On June 26, 2020, a subsidiary of the Company acquired 100% of Compassionate Care Foundation, Inc. (“CCF”), a New Jersey vertically integrated medical cannabis nonprofit corporation.
The settlement of pre-existing relationship included in the transaction price includes a $7,952 line of credit as well as interest receivable of $2,135 which were both previously recorded in Notes receivable, non-current in the Consolidated Statements of Financial Position. The carrying value of these amounts approximated their fair value.
The Company completed the preliminary purchase price allocation of the assets acquired and liabilities assumed with the assistance of an independent valuation firm. The Company is still in the process of completing the valuations. The preliminary purchase price allocation is based upon preliminary valuations and our estimates and assumptions are subject to change within the purchase price allocation period (generally one year from the acquisition date). The primary areas of the purchase price allocations that are not yet finalized relate to the valuation of the tangible and intangible assets acquired and the residual goodwill.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

During the year ended December 31, 2019, the Company completed the following business combinations, and has allocated each purchase price as follows:
Purchase Price Allocation	Thames Valley(1)	NCC(2)	Form Factory(3)	Total
Assets acquired:
Cash and cash equivalents	$106	$696	$4,276	$5,078
Inventory	39	170	520	729
Other current assets	1	36	1,136	1,173
Capital assets, net	—	539	3,988	4,527
Operating lease ROU asset	—	—	10,477	10,477
Goodwill	3,596	4,192	65,303	73,091
Intangible assets - cannabis licenses	14,850	2,500	40,372	57,722
Intangible assets - customer relationships	—	—	4,600	4,600
Intangible assets - developed technology	—	—	3,100	3,100
Other non-current assets	—	25	403	428
Liabilities assumed:
Accounts payable and accrued liabilities	(121)	(24)	(1,572)	(1,717)
Other current liabilities	—	(621)	(74)	(695)
Debt	—	—	(494)	(494)
Operating lease liability	—	—	(10,477)	(10,477)
Deferred tax liability	(3,399)	(461)	(14,519)	(18,379)
Other liabilities	—	(175)	(23)	(198)
Fair value of net assets acquired	$15,072	$6,877	$107,016	$128,965

Consideration paid:
Cash	$15,072	$—	$3,711	$18,783
Deferred acquisition costs and deposits	—	100	—	100
Subordinate Voting Shares	—	3,948	95,266	99,214
Settlement of pre-existing relationship	—	830	8,039	8,869
Fair value of previously held interest	—	1,999	—	1,999
Total consideration	$15,072	$6,877	$107,016	$128,965

Subordinate Voting Shares issued	—	211	4,770	4,981
The operating results of the above acquisitions were not material to the periods presented.
(1)	On January 29, 2019, the Company acquired 100% of Thames Valley Apothecary, LLC (“Thames Valley”), a dispensary license holder in Connecticut.
(2)
On March 4, 2019, the Company acquired the remaining 70% ownership interest in NCC LLC (“NCC”), a dispensary license holder in Illinois. The market price used in valuing SVS issued was $18.70 per share. As a result of this acquisition, the previously held interest in NCC was re-measured, resulting in a gain of $999, which was recorded in Income from investments, net in the Consolidated Statements of Operations during the year ended December 31, 2019.

The settlement of pre-existing relationship included in the transaction price includes a $550 promissory note receivable as well as an amount receivable of $280 which was previously recorded in Other current assets in the Consolidated Statements of Financial Position. The carrying value of these amounts approximated their fair value.
(3)
On April 16, 2019, the Company acquired 100% of Form Factory Holdings, LLC (“Form Factory”), a manufacturer and distributor of cannabis-based edibles and beverages. The Company expects to benefit primarily from utilizing the intangible assets acquired, which include cannabis licenses in California and Oregon, existing customer relationships, and developed technology, which will complement Acreage’s existing business and enable the Company to create and distribute proprietary brands of various types at scale. The useful life of the developed technology was determined to be 19 years, and the useful life of the customer relationships was determined to be 5 years.

The market price used in valuing unrestricted SVS issued was $20.45 per share. Certain SVS are subject to clawback should certain indemnity conditions arise and as such, a discount for lack of marketability was applied that correlates to the period of time these shares are subject to restriction.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

The Company also recorded an expense of $2,139 in the Consolidated Statements of Operations for the year ended December 31, 2019 in connection with the acquisition of Form Factory that represents stock compensation fully vested on the acquisition date. 86 shares valued at $1,753 were issued and recorded in Other equity transactions on the Consolidated Statements of Shareholders’ Equity, with the remainder settled in cash.
The settlement of pre-existing relationship included in the transaction price included a $7,924 promissory note receivable and $115 of interest receivable. The carrying value of these amounts approximated their fair value.
Deferred acquisition costs and deposits
The Company’s subsidiaries make advance payments to certain acquisition targets for which the transfer is pending certain regulatory approvals prior to the acquisition date.
As of December 31, 2020 and December 31, 2019, the Company’s subsidiaries had no deferred acquisition costs outstanding.
Divestitures
On May 8, 2020, a subsidiary of the Company sold all equity interests in Acreage North Dakota, LLC, a medical cannabis dispensary holder and operator, for $1,000. This resulted in a gain on sale of $217 recorded in Other loss, net on the Consolidated Statements of Operations for the year ended December 31, 2020.
Assets Held for Sale
On June 30, 2020, the Company determined certain businesses and assets met the held-for-sale criteria. The Company has identified the following businesses as their separate disposal groups: Acreage Florida, Inc., Kanna, Inc., Maryland Medicinal Research & Caring, LLC (“MMRC”) and certain Oregon entities comprising 22nd & Burn, Inc., The Firestation 23, Inc. and East 11th Incorporated and a dispensary in Springfield, Oregon, collectively (“Cannabliss”). As further disposal groups, the Company has identified certain assets owned in HSCP Oregon, LLC (comprising Medford and Powell) and Michigan as held-for-sale.
In accordance to ASC 205-20-45 - Discontinued Operations, a disposal of a component of an entity shall be reported in discontinued operations if the divestiture represents a strategic shift that will have a major effect on the entity’s operations and financial results. Management determined that the expected divestitures will not represent a strategic shift that will have a major effect on the Company’s operations and financial results and thus will not report the expected divestitures of these assets as discontinued operations.
Upon classification of the disposal groups as held for sale, the Company tested each disposal group for impairment and recognized charges of $11,003 within Write down of assets held-for-sale on the Consolidated Statements of Operations for the year ended December 31, 2020 to write the disposal groups down to its fair value less costs to sell. Additionally, all assets and liabilities determined within these disposal groups were transferred into Assets held-for-sale and Liabilities related to assets held for sale on the Consolidated Statements of Financial Position as of December 31, 2020 from each of their previous respective financial statement captions. Refer to table below for further details.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

The preliminary fair values of the major classes of assets and liabilities of the businesses and assets classified as held-for-sale on our Consolidated Statements of Financial Position are presented below and are subject to change based on developments during the sales process.
	December 31, 2020
	Acreage Florida, Inc.	Kanna, Inc.	MMRC(1)	Michigan	OR - Cannabliss	OR - Medford	OR - Powell	Total
Inventory	$587	$—	$—	$—	$379	$100	$127	$1,193
Notes receivable, current	—	—	—	—	—	31	—	31
Other current assets	161	—	20	—	1	—	—	182
Total current assets classified as held-for-sale	748	—	20	—	380	131	127	1,406
Capital assets, net	7,137	1,156	286	7,469	83	2,252	7	18,390
Operating lease right-of-use assets	10,305	944	362	—	925	321	164	13,021
Intangible assets, net	26,190	970	802	—	—	—	—	27,962
Goodwill	—	—	—	—	2,192	—	—	2,192
Total assets classified as held for sale	$44,380	$3,070	$1,470	$7,469	$3,580	$2,704	$298	$62,971
Accounts payable and accrued liabilities	$(247)	$(132)	$(3)	$—	$(260)	$—	$—	$(642)
Taxes payable	—	1	—	—	(179)	—	—	(178)
Operating lease liability, current	(501)	(250)	(29)	—	(184)	(133)	(122)	(1,219)
Other current liabilities	(89)	—	—	—	—	—	—	(89)
Total current liabilities classified as held-for-sale	(837)	(381)	(32)	—	(623)	(133)	(122)	(2,128)
Operating lease liability, non-current	(14,107)	(610)	(325)	—	(688)	(278)	(22)	(16,030)
Deferred tax liabilities	—	—	—	—	4	—	—	4
Total liabilities classified as held-for-sale	$(14,944)	$(991)	$(357)	$—	$(1,307)	$(411)	$(144)	$(18,154)
(1)
On August 11, 2020, a subsidiary of the Company entered into a transaction of sale for MMRC for $1,500 with a buyer. The Company’s applicable subsidiary, when permitted by state law, will transfer all of the issued and outstanding membership interests of MMRC to the buyer. In the interim, and subject to regulatory approval, the buyer and MMRC will enter into a management services agreement for the management and operation of MMRC until such time as the Company can transfer the equity of MMRC to the buyer.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

4.	INTANGIBLE ASSETS AND GOODWILL
Intangible assets
The following table details our intangible asset balances by major asset classes:
Intangibles	December 31, 2020	December 31, 2019
Finite-lived intangible assets:
Management contracts	$19,580	$52,438
Customer relationships	—	4,600
Developed technology	—	3,100
	19,580	60,138
Accumulated amortization on finite-lived intangible assets:
Management contracts	(5,262)	(5,750)
Customer relationships	—	(649)
Developed technology	—	(114)
	(5,262)	(6,513)
Finite-lived intangible assets, net	14,318	53,625

Indefinite-lived intangible assets
Cannabis licenses	124,665	232,347
Total intangibles, net	$138,983	$285,972
The intangible assets balance as of December 31, 2020 excludes intangible assets reclassified to assets held for sale. Refer to Note 3 for further discussion. The average useful life of finite-lived intangible assets ranges from five to eight years.
Impairment of intangible assets
In December 2019, a novel strain of coronavirus emerged in Wuhan, China, which since then, has spread worldwide. As a result of the recent global economic impact and uncertainty due to the COVID-19 pandemic, the Company concluded a triggering event had occurred and accordingly, performed interim impairment testing for the period ending March 31, 2020.
During the year ended December 31, 2020, the Company performed a quantitative analysis and concluded certain of the indefinite-lived cannabis licenses had a fair value below the carrying value. Accordingly, during the year ended December 31, 2020 and 2019, the Company recognized impairment charges of $92,798 and $9,514, respectively, with respect to its indefinite-lived intangible assets at Acreage Florida, Inc., Form Factory Holdings, LLC and Kanna, Inc. The charge is recognized in Loss on impairment on the Consolidated Statements of Operations.
The Company evaluated the recoverability of the related finite-lived intangible assets to be held and used by comparing the carrying amount of the assets to the future net undiscounted cash flows expected to be generated by the assets, or comparable market sales data to determine if the carrying value is recoverable. During the year ended December 31, 2020 and 2019, the Company recognized impairment charges of $8,324 and $3,949, respectively, with respect to its finite-lived intangible assets at Form Factory, CWG Botanicals, Inc. (“CWG”) and MA-SSBP. The charge is recognized in Loss on impairment on the Consolidated Statements of Operations.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

These impairments resulted in the recognition of a tax provision benefit and an associated reversal of deferred tax liabilities of $31,498 during the year ended December 31, 2020.
WCM Refinancing
On March 6, 2020, a subsidiary of the Company closed on a refinancing, transaction and conversion related to Northeast Patients Group, operating as Wellness Connection of Maine (“WCM”), a medical cannabis business in Maine, resulting in ownership of WCM by three individuals. In connection with the transaction, WCM converted from a non-profit corporation to a for-profit corporation. Refer to Note 6 for further discussion. Concurrently, a portion of the management contract was converted into a promissory note of $18,800 in Notes receivable, non-current on the Consolidated Statements of Financial Position in exchange for the previously held management contract. An impairment was determined as the differential between the net carrying value of the previously held management contract and the promissory note received in exchange. This resulted in an impairment loss to finite-lived intangible assets of $9,395 in Loss on impairment on the Consolidated Statements of Operations for the year ended December 31, 2020.
Modification of management contract
On October 7, 2019, the Company modified the terms of its Management Service Agreement (“MSA”) with Greenleaf Apothecaries, LLC (“GLA”). As a result of this modification, the Company exchanged certain future cash flows under the MSA in exchange for a note receivable of $12,500. In connection with this modification, the Company reduced the carrying value of the MSA by $10,106, recorded a gain of $2,394 and reduced the associated deferred tax liability by $2,730, with a corresponding increase to Other equity transactions in the Consolidated Statements of Shareholders’ Equity.
Purchases of intangible assets
The Company determined that the below purchases of intangible assets did not qualify as business combinations as the entities were non-operational at the time of purchase.
2019
■
On January 4, 2019, the Company purchased a vertically-integrated license in Florida to operate a cultivation and processing facility and up to 40 medical cannabis dispensaries by acquiring Acreage Florida, Inc. (formerly known as Nature’s Way Nursery of Miami, Inc.). Total consideration of $70,103 included: (i) $53,747 in cash, (ii) $12,000 of previously-paid deferred acquisition costs and (iii) $4,356 in HSCP units (198 units). The HSCP units issued were valued based on the market price of SVS (for which HSCP units are convertible) at the transaction date, which was $22.00 per share. In addition to the intangible asset purchased, the Company also acquired $361 of equipment, recorded in Capital assets, net and a $190 surety bond, recorded in Other non-current assets in the Consolidated Statements of Financial Position. A deferred tax liability of $16,049 was also recorded in connection with this purchase.

■
On July 2, 2019, the Company acquired Kanna, Inc. (“Kanna”), a dispensary license holder in Oakland, California, for total consideration of $7,525 which included: (i) $1,991 in cash and (ii) $5,534 in Subordinate Voting Shares (383 shares). A deferred tax liability of $2,316 was also recorded in connection with this purchase. The SVS issued were valued based on the market price at the transaction date, which was $15.81 per share. Certain SVS are subject to clawback should certain indemnity conditions arise and as such, a discount for lack of marketability was applied that correlates to the period of time these shares are subject to restriction.

Amortization expense recorded during the years ended December 31, 2020, 2019 and 2018 was $2,789, $5,276 and $3,128, respectively.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Expected annual amortization expense for existing intangible assets subject to amortization at December 31, 2020 is as follows for each of the next five fiscal years:
Amortization of Intangibles	2021	2022	2023	2024	2025
Amortization expense	$2,164	$2,164	$2,164	$2,164	$2,164
Goodwill
The following table details the changes in the carrying amount of goodwill:
Goodwill	Total
December 31, 2018	$32,116
Acquisitions	73,091
Adjustment to purchase price allocation	550
December 31, 2019	$105,757
Acquisitions	5,247
Impairment	(76,890)
Transferred to held-for-sale	(2,192)
December 31, 2020	$31,922
Also as a result of the recent global economic impact and uncertainty due to the COVID-19 pandemic, the Company concluded a triggering event had occurred and accordingly, performed interim impairment testing for the period ending March 31, 2020.
During the year ended December 31, 2020 and 2019, the Company recognized impairment charges of $65,304 and nil, respectively, with respect to its goodwill related to Form Factory. The Company applied the discounted cash flow approach to determine the fair value of Form Factory. The charge is recognized in Loss on impairment on the Consolidated Statements of Operations.
Pursuant to the WCM refinancing described above, the Company recognized an impairment loss to goodwill of $11,586 on Loss of impairment on the Consolidated Statements of Operations for the year ended December 31, 2020. This was determined as the differential between the net carrying value of the previously held management contract and the promissory note received in exchange.
During the year ended December 31, 2019, the Company made final adjustments to the purchase price allocation with respect to certain acquisitions made during the year ended December 31, 2018 within the one-year measurement period.
5.	INVESTMENTS
The carrying values of the Company’s investments in the Consolidated Statements of Financial Position as of December 31, 2020 and 2019 are as follows:
Investments	December 31, 2020	December 31, 2019
Investments held at FV-NI	34,126	4,376
Equity method investments	—	123
Total long-term investments	$34,126	$4,499

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Income from investments, net in the Consolidated Statements of Operations during the years ended December 31, 2020, 2019 and 2018 is as follows:
Investment income	Year Ended December 31,
	2020	2019	2018
Short-term investments	$—	$738	$406
Investments held at FV-NI	1,158	(2,218)	6,570
Equity method investments	(1,060)	1,000	13,301
Gain from investments held for sale	—	—	1,500
Income from investments, net	$98	$(480)	$21,777
Income from investments without readily determinable fair value for the year ended December 31, 2018 primarily resulted from the remeasurement of previously held investments at the time of acquisition, in which the Company previously had an investment carried at cost (prior to January 1, 2018) or for which the measurement alternative was elected (January 1, 2018 and beyond), as further discussed in Note 3.
Income from equity method investments for the year ended December 31, 2018 was primarily driven by the remeasurement of previously held investments at the time of acquisition, as further discussed in Note 3.
Short-term investments
The Company from time to time invests in U.S. Treasury bills which are classified as held-to-maturity and measured at amortized cost. These range in original maturity from three to six months, and bear interest ranging from 2.2% - 2.4%. During the year ended December 31, 2019, short-term investments in U.S. Treasury bills in the amount of $149,828 matured.
Investments in equity without readily determinable fair value (formerly cost method investments)
The Company adopted ASU 2016-01 on January 1, 2018. Prior to adoption, investments in equity securities that did not give the Company significant influence over the investee were classified as cost method investments and held at their initial cost, assessed periodically for impairment. Upon adoption of ASU 2016-01, the Company elected to use the available measurement alternative for investments without readily determinable fair values (which are classified as Level 3 investments in the fair value hierarchy). The measurement alternative requires the investments to be held at cost and adjusted for impairment and observable price changes, if any.
In October 2018, the Company resigned as a manager of Florida Wellness, LLC (“FLW”), an entity in which the Company owned 44% and consolidated due to control as manager. FLW in turn owned 15% of San Felasco Nurseries, LLC (“SFN”), which the Company classified as an investment carried at cost (prior to January 1, 2018) and for which the measurement alternative was elected (January 1, 2018 and beyond). In connection with its resignation, the Company exchanged its share of the investment in SFN for a note receivable of $2,028. The Company also issued warrants to FLW and recognized expense of $1,423 during the year ended December 31, 2018, recorded in Income from investments, net in the Consolidated Statements of Operations. The remaining $4,775 interest in FLW as well as the NCI’s portion of a note receivable of $880 was eliminated through de-consolidation of the non-controlling interest in Other equity transactions in the Consolidated Statements of Shareholders’ Equity.
Investments held at FV-NI
The Company has investments in equity of several companies that do not result in significant influence or control. These investments are carried at fair value, with gains and losses recognized in the Consolidated Statements of Operations.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

In November 2020, the Company completed an exchange of all its equity interests in GreenAcreage Real Estate and its equity method investment in the management company of GreenAcreage in exchange for land and building previously accounted for as a failed sales-leaseback transaction (refer to Notes 7 and 14 for further discussion).
Equity method investments
The Company accounts for investments in which it can exert significant influence but does not control as equity method investments in accordance with ASC 810.
With a portion of the proceeds for the 6.1% loan received by Universal Hemp, LLC (“Universal Hemp”), Acreage engaged an investment advisor (the “Investment Advisor”) which, under the Investment Advisor’s sole discretion, invested on behalf of Universal Hemp $34,019 on September 28, 2020. As a result, Universal Hemp acquired 34,019 class B units, at $1 par value per unit, which represented 100% financial interest in an Investment Partnership, a Canada-based limited partnership. An affiliate of the Institutional Investor holds Class A units of the Investment Partnership. The general partner of the Investment Partnership is also an affiliate of the Institutional Investor. The Class B units are held by the Investment Advisor as an agent for Universal Hemp. Universal Hemp, through its investment with the Investment Advisor was determined to hold significant influence in the Investment Partnership in accordance with ASC 810 due to 1) the economic financial interest, and 2) the entitlement to matters as they pertain to ‘Extraordinary Resolution’ items as defined within the Investment Partnership Agreement. As a result, the Company accounted for the investment in the Investment Partnership under the equity method until December 2020. See Note 10 (“September 2020 Transactions”).
In December 2020, as the Company no longer held significant influence due to the removal of the Extraordinary Resolution entitlements and other revisions in the Investment Partnership Agreement, the Company changed its accounting for the Investment Partnership to recognize the investment at fair value, with gains and losses recognized in the Consolidated Statements of Operations.
As of December 31, 2019 and 2018, the Company’s equity method investments were not deemed significant to the Company’s financial statements and as such, additional disclosure is omitted. The Company purchased the remaining interests in the majority of its equity method investments during the year ended December 31, 2018. Refer to Notes 3 and 4 for further discussion.
Investments held for sale
In the fourth quarter of 2017, the Company initiated a plan to sell its equity interest in Compass Ventures, Inc., Greenhouse Compass, LLC, HSGH Properties, LLC and HSGH Properties Union, LLC (together, “Compass Ventures”). During the year ended December 31, 2018, the Company sold its investment in Compass Ventures for cash proceeds of $9,634, recognizing a $1,500 net gain on the sale.
6.	NOTES RECEIVABLE
Notes receivable as of December 31, 2020 and 2019 consisted of the following:
	December 31, 2020	December 31, 2019
Notes receivable	$94,171	$75,851
Interest receivable	5,762	5,774
Total notes receivable	$99,933	$81,625
Less: Notes receivable, current	2,032	2,146
Notes receivable, non-current	$97,901	$79,479

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Interest income on notes receivable during the years ended December 31, 2020, 2019 and 2018 totaled $6,695, $3,978 and $1,178, respectively.
Activity during the year ended December 31, 2020
On March 6, 2020, a subsidiary of the Company closed on a refinancing transaction and conversion related to Northeast Patients Group, operating as WCM, a medical cannabis business in Maine, resulting in ownership of WCM by three individuals. In connection with the transaction, WCM converted from a non-profit corporation to a for-profit corporation. WCM previously had a series of agreements with Wellness Pain & Management Connection LLC (“WPMC”), which resulted in an outstanding balance of $18,800 due to WPMC as of closing of this transaction. A restated consulting agreement was put in place, whereby WCM agrees to pay a fixed annual fee of $120, payable monthly, in exchange for a suite of consulting services. In addition, a promissory note payable to WPMC was signed in the amount of $18,800 to convert the existing payment due into a fixed, secured debt obligation.
In order to fund the transaction of WCM, a subsidiary of the Company created a new Maine corporation, named Maine HSCP, Inc. (“Maine HSCP”). At closing, a subsidiary of the Company contributed $5,700 to Maine HSCP, and then sold 900 shares of Maine HSCP, constituting all of the outstanding equity interests of Maine HSCP, to three qualifying individuals in exchange for promissory notes of $1,900 each. Each note is secured by a pledge of the shares in Maine HSCP, and payment of the note is to be made solely from dividends paid to the shareholder by Maine HSCP, except for amounts to be paid to the shareholder to cover tax obligations. As of December 31, 2020, the Company recorded a holdback reserve of $917 for the State of Maine as a result of finalization of valuation by the State. The Company’s relevant subsidiary has the option, exercisable at any time, to buy back the shares, at the higher of fair market value or the remaining balance under the promissory notes. The individuals also have the right at any time to put the shares to the Company’s subsidiary on the same terms. The net equity impact to the Company was nil, and the option described above is only redeemable if permissible pursuant to Maine regulations.
During the year ended December 31, 2020, the Company wrote off the convertible note receivable and the accrued interest of $8,000 and $161, respectively, as the Company determined that the note was not collectible and recorded a loss on notes receivable of $8,161.
Activity during the year ended December 31, 2019
On July 1, 2019, the Company entered into a $8,000 convertible note receivable with a west coast social equity program. Upon certain conditions related to a subsequent capital raise, the Company will obtain the right to convert its financing receivable to an ownership interest. The line of credit matures in June 2022 and bears interest at a rate of 8% per annum.
On October 7, 2019, the Company recorded a note receivable of $12,500 in connection with the MSA modification described in Note 4. The note is payable monthly and bears interest at a rate of prime plus 10% for the unpaid portion of any monthly payments.
The Company provides revolving lines of credit to several entities under management services agreements which are included in notes receivable. The relevant terms and balances are detailed below.
Lines of Credit			Balance as of
Counterparty	Maximum Obligation	Interest Rate	December 31, 2020	December 31, 2019
Greenleaf (1)	$31,200	3.25% - 4.75%	$29,422	$22,569
CWG Botanicals, Inc. ("CWG")(2)	12,000	8%	9,767	9,152
Compassionate Care Foundation, Inc. (“CCF”)(3)	12,500	18%	—	7,152

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Lines of Credit			Balance as of
Counterparty	Maximum Obligation	Interest Rate	December 31, 2020	December 31, 2019
Prime Alternative Treatment Center, Inc. ("PATC")(4)	4,650	15%	4,650	4,650
Patient Centric of Martha’s Vineyard, Ltd. (“PCMV”)(5)	9,000	15%	6,873	5,758
Health Circle, Inc. (6)	8,000	15%	4,331	3,988
Total	$77,350		$55,043	$53,269
(1)
During the year ended December 31, 2018, the Company extended lines of credit to Greenleaf Apothecaries, LLC, Greenleaf Therapeutics, LLC and Greenleaf Gardens, LLC (together “Greenleaf”), which mature in June 2023.

(2)	The revolving line of credit due from CWG, the license holder managed by NorCal, matures in December 2021.
(3)	In September 2018, a subsidiary of the Company entered into a management agreement to provide certain advisory and consulting services to CCF for a monthly fee based on product sales.
On November 15, 2019, certain changes in New Jersey state laws occurred to allow for-profit entities to hold cannabis licenses and certain regulatory approvals. Accordingly, a subsidiary of the Company entered into a Reorganization Agreement with CCF, whereby the management agreement will terminate and any outstanding obligations on the line of credit will convert to a direct ownership interest in CCF, which will convert to a for-profit entity. On June 26, 2020, the transactions contemplated by the Reorganization Agreement closed and the line of credit converted into equity in CCF’s successor entity. Please see Note 3 for additional details.
(4)	PATC is a non-profit license holder in New Hampshire to which the Company’s consolidated subsidiary PATCC provides management or other consulting services. The line of credit matures in August 2022.
(5)	In November 2018, a subsidiary of the Company entered into a services agreement with PCMV. The line of credit matures in November 2023. The services agreement was terminated in February 2020.
(6)
Health Circle, Inc. is a non-profit license holder in Massachusetts that formerly had a services agreement with the Company’s consolidated subsidiary MA RMDS SVCS, LCC. The line of credit matures in November 2032. The services agreement was terminated in February 2020.

7.	CAPITAL ASSETS, net
Net property and equipment consisted of:
	December 31, 2020	December 31, 2019
Land(1)	$3,811	$9,839
Building	34,114	34,522
Right-of-use asset, finance leases	5,077	5,954
Construction in progress	13,697	17,288
Furniture, fixtures and equipment	18,062	21,019
Leasehold improvements	23,681	22,682
Capital assets, gross	$98,442	$111,304
Less: accumulated depreciation	(9,306)	(5,257)
Capital assets, net	$89,136	$106,047
Depreciation of capital assets for the years ended December 31, 2020, 2019 and 2018 includes $3,381, $2,317, and $621 of depreciation expense, and $2,479, $1,556, and $724 that was capitalized to inventory, respectively.
(1)
During the year ended December 31, 2020, the Company sold parcels of land for an aggregate sale price of $2,166. In connection with these transactions, the Company recorded a loss on sale of $981 in Other loss, net on the Consolidated Statements of Operations.

Sale-leasebacks
During the year ended December 31, 2019, the Company sold and subsequently leased back several of its capital assets in a transaction with GreenAcreage Real Estate Corp. (“GreenAcreage”), a related party (refer to Note 14 for further discussion). The Company sold assets and subsequently leased them back for total proceeds of $19,052. The subsequent leases met the criteria for finance leases, and as such, the transactions do not qualify for sale-leaseback treatment. The “sold” assets remain within land, building and leasehold improvements, as appropriate, for the duration

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

of the lease and a financing liability equal to the amount of proceeds received is recorded within debt (see Note 10). Upon lease termination, the sale will be recognized by removing the remaining carrying values of the capital assets and financing liability, with any difference recognized as a gain.
In November 2020, the Company completed an exchange of all its equity interests in GreenAcreage Real Estate and its equity method investment in the management company of GreenAcreage in exchange for land and building previously accounted for as a failed sales-leaseback transaction and recognized a gain of $1,473 in Other loss, net in the Consolidated Statements of Operations.
8.	LEASES
The Company leases land, buildings, equipment and other capital assets which it plans to use for corporate purposes and the production and sale of cannabis products. Leases with an initial term of 12 months or less are not recorded on the Consolidated Statements of Financial Position and are expensed in the Consolidated Statements of Operations on the straight-line basis over the lease term. The Company does not have any material variable lease payments, and accounts for non-lease components separately from leases.
Balance Sheet Information	Classification	December 31, 2020	December 31, 2019
Right-of-use assets
Operating	Operating lease right-of-use assets	$17,247	$51,950
Finance	Capital assets, net	4,776	5,832
Total right-of-use assets		$22,023	$57,782

Lease liabilities
Current
Operating	Operating lease liability, current	$1,492	$2,759
Financing	Debt, current	—	49
Non-current
Operating	Operating lease liability, non-current	16,609	47,522
Financing	Debt, non-current	5,174	6,083
Total lease liabilities		$23,275	$56,413
Statement of Operations Information	Classification	Year Ended December 31, 2020	Year Ended December 31, 2019
Short-term lease expense	General and administrative	$1,258	$1,262
Operating lease expense	General and administrative	6,252	5,351
Finance lease expense:
Amortization of right of use asset	Depreciation and amortization	161	122
Interest expense on lease liabilities	Interest expense	820	290
Sublease income	Other loss, net	(37)	(110)
Net lease cost		$7,196	$5,653

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Statement of Cash Flows Information	Classification	Year Ended December 31, 2020	Year Ended December 31, 2019

Cash paid for operating leases	Net cash used in operating activities	$6,130	$3,667
Cash paid for finance leases - interest	Net cash used in operating activities	$1,316	$223
The Company’s rent expense during the year ended December 31, 2018 was $1,604.
The following represents the Company’s future minimum payments required under existing leases with initial terms of one year or more as of December 31, 2020:
Maturity of lease liabilities	Operating Leases	Finance Leases
2021 (1)	$4,733	$680
2022	3,254	701
2023	2,954	722
2024	2,916	743
2025	2,965	766
Thereafter	14,113	13,275
Total lease payments	$30,935	$16,887
Less: interest	11,852	11,713
Present value of lease liabilities	$19,083	$5,174

Weighted average remaining lease term (years)	8	14
Weighted average discount rate	11%	15%
(1)	Includes minimum payments under existing operating leases currently classified as held-for-sale (refer to Note 3 for further discussion).
As of December 31, 2020, there have been no leases entered into that have not yet commenced.
9.	INVENTORY
	December 31, 2020	December 31, 2019
Retail inventory	$1,803	$1,784
Wholesale inventory	18,055	11,993
Cultivation inventory	2,317	3,021
Supplies & other	1,540	1,285
Total	$23,715	$18,083

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

10.	DEBT
The Company’s debt balances consist of the following:
Debt balances	December 31, 2020	December 31, 2019
NCCRE loan	$470	$492
Seller’s notes	2,581	2,810
Related party debt	—	15,000
Financing liability (related party)	15,253	19,052
Finance lease liabilities	5,174	6,132
3.55% Credit facility due 2022	20,043	—
3.55% Credit facility collateral (related party)	22,169	—
Convertible debenture	—	—
Bridge loan	—	—
7.5% Loan due 2023 (related party)	32,124	—
6.1% Secured debenture due 2030 (related party)	46,085	—
Hempco Foros promissory note	2,000	—
Senior secured term loan facility	22,870	—
Construction financing loan	4,438	—
Canwell settlement promissory note	7,250	—
Total debt	$180,457	$43,486
Less: current portion of debt	27,139	15,300
Total long-term debt	$153,318	$28,186
The interest expense related to the Company’s debt during the years ended December 31, 2020, 2019 and 2018 consists of the following:
Interest expense	Year Ended December 31,
	2020	2019	2018
Convertible notes:
Cash interest	$—	$—	$869
PIK interest	—	—	1,912
Accretion		—	926
Convertible note interest	$—	$—	$3,707
NCCRE loan	18	19	22
Seller’s notes	297	416	888
Related party debt	18	—	—
Interest expense on financing liability (related party)	1,700	469	—
Interest expense on finance lease liabilities	820	290	—
3.55% Credit facility due 2022	1,257	—	—
3.55% Credit facility collateral (related party)	2,212	—	—
Convertible debenture	2,872	—	—
Bridge loan	3,993	—	—

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Interest expense	Year Ended December 31,
	2020	2019	2018
7.5% Loan due 2023 (related party)	727	—	—
6.1% Secured debenture due 2030 (related party)	940	—	—
Hempco Foros promissory note	43	—	—
Senior secured term loan facility	956	—	—
Total interest expense	$15,853	$1,194	$4,617
Convertible notes
The Company issued senior secured convertible notes in November 2017 for a total principal amount of $31,294, net of issuance costs. The debt contained a conversion feature and attached warrants, neither of which met the criteria for bifurcation. In connection with the RTO on November 14, 2018, the notes and PIK interest mandatorily converted to 6,473 Class A membership units, and the Company issued 1,878 warrants to purchase Pubco shares at $25 per share, which expire on November 14, 2021. The carrying value of the debt, including unamortized discount, was credited to Share capital in the Consolidated Statements of Shareholders’ Equity and no gain or loss was recognized.
NCC Real Estate, LLC (“NCCRE”) loan
NCCRE, which is owned by the Company’s consolidated subsidiary HSC Solutions, LLC, entered into a $550 secured loan with a financial institution for the purchase of a building in Rolling Meadows, Illinois in December 2016. The building is leased to NCC. The promissory note payable carries a fixed interest rate of 3.7% and is due in December 2021.
Seller’s notes
The Company issued Seller’s notes payable in connection with several transactions, bearing interest at rates ranging from 3.5% to 10%.
Related party debt
During the year ended December 31, 2019, Kevin Murphy, the Chairman of the board of directors, made a non-interest bearing loan of $15,000 to Acreage. In January 2020, Mr. Murphy made an additional non-interest bearing loan of $5,000 to Acreage. These amounts were subsequently repaid in March 2020.
In October 2020, Mr. Murphy made an interest bearing loan of $2,100 to the Company, bearing interest at 9.9% per annum. This amount was subsequently repaid in November 2020.
In addition, Mr. Murphy has an interest in the credit facility disclosed below under “3.55% Credit facility and collateral”, in connection with which he loaned $21,000 of the $22,000 borrowed by the Company to the Lender (as defined below), which amount remains outstanding.
Financing liability (related party)
In connection with the Company’s failed sale-leaseback transaction (refer to Note 7), a financing liability was recognized equal to the cash proceeds received. The Company will recognize the cash payments made on the lease as interest expense, and the principal will be derecognized upon expiration of the lease.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

3.55% Credit facility and collateral
On March 11, 2020, the Company borrowed $21,000 from an institutional lender pursuant to a credit facility. The credit facility permits the Company to borrow up to $100,000, which may be drawn down by the Company in four tranches, maturing two years from the date of the first draw down. The Company will pay an annual interest rate of 3.55% on the first advance of debt for a term of two years. The borrowed amounts under the credit facility are fully collateralized by $22,000 of restricted cash, which was borrowed pursuant to the loan transaction described below. Any additional draws must be fully cash collateralized as well.
Also on March 11, 2020, the Company closed $22,000 in borrowings pursuant to a loan transaction with IP Investment Company, LLC (the “Lender”). The maturity date is 366 days from the closing date of the loan transaction. The Company will pay monthly interest on the collateral in the form of 27 SVS through the maturity date. The Lender may put any unsold interest shares to the Company upon maturity at a price of $4.50 per share. Kevin Murphy, the Chairman of the board of directors, loaned $21,000 of the $22,000 borrowed by the Company to the Lender. The loan is secured by the non-U.S. intellectual property assets, a cannabis state license and 12,000 SVS shares of the Company.
Pursuant to the Amended Arrangement, the monthly interest on the collateral payable to Kevin Murphy was modified to cash payments for the remaining duration of the term at an interest rate of 12% per annum, payable upon maturity. The remaining interest will continue to be paid monthly in the form of 2 Fixed Shares and 1 Floating Share through the maturity date.
The Company has determined such equity interest on collateral to be a mandatorily redeemable financial instrument that is recorded as a liability in accordance with ASC 480 - Distinguishing liabilities from equity (“ASC 480”). The liability is calculated based upon the share interest multiplied by the maturity price of $4.50 per share. The equity and cash liability amounted to $88 and $81, respectively as of December 31, 2020 and was recorded in Debt, current within the Consolidated Statements of Financial Position.
Convertible debenture
On May 29, 2020, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an Investment Fund (the “Investor”), pursuant to which the Company sold and issued $11,000 in principal amount under a secured convertible debenture, with gross proceeds to the Company of $10,000 before transaction fees (the “Convertible Debenture”).
The Convertible Debenture bears interest at 15% per annum and was secured by the Company’s medical cannabis dispensaries in Connecticut. The Convertible Debenture was convertible by the holder in whole or in part after September 30, 2020. Prior to September 30, 2020, the holder could convert only up to $550 of principal amount. The Convertible Debenture may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock. The Convertible Debenture was convertible into Class A Subordinate Voting Shares of the Company at a conversion price of $1.68 per share, subject to the conversion limitations described above. On September 4, 2020, the holder accordingly converted $550 of the principal amount.
The maturity date is the earlier of (i) May 29, 2021 or (ii) on the consummation of one or more debt, equity or a combination of debt and equity financing transactions in which the Company receives gross proceeds of $40,000 or more. The Company accreted all discounts to Interest expense on the Consolidated Statements of Operations.
The Company recorded beneficial conversion of $523, representing 5% of the principal amount which was convertible in Share Capital in the Consolidated Statements of Shareholders’ Equity, and an equivalent discount was recorded against the carrying value of the Convertible Debenture. The beneficial conversion feature was determined in accordance with ASC 470-20 - Debt with conversion and other options and is calculated at its intrinsic value being the difference between the conversion price and the fair value of the common stock into which the debt is convertible at the

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

commitment date, being $3.28 per share, multiplied by the number of shares into which the debt is convertible. The Company had the right to redeem up to 95% of the principal amount on or prior to September 29, 2020 without penalty.
On September 29, 2020, the Company retired the convertible debenture, utilizing the proceeds received from the 7.5% Loan due 2023 entered into on the same date as described below.
The Company determined the conversion feature above did not meet the characteristics of a derivative instrument in accordance with ASC 815 - Derivatives and Hedging (“ASC 815”), as the conversion feature is indexed to its own stock and is classified under Share Capital in the Consolidated Statements of Stockholders’ Equity. As such, there was no derivative liability associated with the Convertible Debenture under ASC 815.
For the year ended December 31, 2020, the Company recorded amortization of debt discount of $1,524.
Bridge loan
On June 16, 2020, the Company entered into a short-term definitive funding agreement with an institutional investor for gross proceeds of $15,000 (less transaction costs of approximately $943). The secured note has a maturity date of 4 months and bears an interest rate of 60% per annum. It is secured by, among other items, the Company’s cannabis operations in Illinois, New Jersey and Florida, as well as the Company’s U.S. intellectual property. In the event of default, the Company is obligated to pay the lender an additional fee of $6,000. The Company may pre-pay the secured note without penalty or premium at any time following the 90th day after closing.
In October 2020, the Company retired the short-term definitive funding agreement and paid in aggregate $18,050 to retire the full principal balance and accrued interest.
September 2020 transactions
On September 23, 2020, pursuant to the implementation of the Amended Arrangement (See Note 13), a subsidiary of Canopy Growth advanced gross proceeds of $50,000 (less transaction costs of approximately $4,025) to Universal Hemp, an affiliate of the Company, pursuant to the terms of a secured debenture (“6.1% Loan”). In accordance with the terms of the debenture, the funds cannot be used, directly or indirectly, in connection with or for any cannabis or cannabis-related operations in the United States, unless and until such operations comply with all applicable laws of the United States. An additional $50,000 may be advanced pursuant to the debenture subject to the satisfaction of certain conditions by Universal Hemp. The debenture bears interest at a rate of 6.1% per annum, matures 10 years from the date hereof or such earlier date in accordance with the terms of the debenture and all interest payments made pursuant to the debenture are payable in cash by Universal Hemp. The debenture is not convertible and is not guaranteed by Acreage.
With a portion of the proceeds for the 6.1% Loan received by Universal Hemp, Acreage engaged an Investment Advisor which, under the Investment Advisor’s sole discretion, invested on behalf of Universal Hemp $34,019 on September 28, 2020. As a result, Universal Hemp acquired 34,019 class B units, at $1.00 par value per unit, which represented 100% financial interest in the Investment Partnership, a Canada-based limited partnership. An affiliate of the Institutional Investor holds class A units of the Investment Partnership. The general partner of the Investment Partnership is also an affiliate of the Institutional Investor. The class B units are held by the Investment Advisor as an agent for Universal Hemp. Upon execution of the limited partnership agreement, $1,019 was distributed to the class A unit holders of the Investment Partnership.
On September 28, 2020 the Company received gross proceeds of $33,000 (less transaction costs of approximately $959) from an affiliate of the Institutional Investor (the “Lender”) and used a portion of the proceeds of this loan to retire its short-term $11,000 convertible note (as described above) and its short-term note aggregating approximately

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

$18,000 in October 2020, with the remainder being used for working capital purposes. The loan is unsecured, matures in 3 years and bears interest at a 7.5% annual interest rate. The Lender is controlled by the Institutional Investor. The Investment Partnership is the investor in the Lender.
Hempco Foros promissory note
In October 2020, Foros Securities LLC extended a promissory note of $2,000 to the Company bearing interest at 10% per annum. The promissory note matures at the earlier of July 5, 2021 or the date the principal is repaid in full.
Senior secured term loan facility
In October 2020, the Company’s subsidiary received initial commitments and funding from a syndicate of lenders for gross proceeds of $28,000 (before origination discounts and issuance costs of approximately $840 and $1,136, respectively) pursuant to a senior secured term loan facility at an annual interest rate of 15% with a maturity of 4 years from closing. The total amount available under the senior secured term loan facility is $70,000.
In connection with the advance, the Company issued the lenders an aggregate of 1,557 Fixed Share Warrants with each Fixed Share Warrant exercisable for one Fixed Share and 698 Floating Share Warrants with each Floating Share Warrant exercisable for one Floating Share. The exercise price of each Fixed Share Warrant is $3.15 and the exercise price of each Floating Share Warrant is $3.01. The warrants are exercisable for a period of 4 years.
Construction financing loan
In November 2020, the Company entered into a loan agreement with a cannabis-focused real estate investment trust for a construction financing loan in the amount of $13,320 (with transaction costs of approximately $1,399). The loan agreement provides for an annual interest rate of 16% and a term of 18 months. The loan will be used to complete the expansion of the Company’s cultivation and processing factory in Illinois (the “Illinois Property”). The loan is secured by the Illinois Property and is subject to periodic advances to the Company to fund the completion of improvements or real property collateral or fund other amounts as permitted under the loan agreement.
CanWell promissory note
In November 2020, the Company issued a promissory note to the Canwell LLC (“Canwell”), which is non-interest bearing and payable based on a payment schedule with ten payments in the aggregate amount of $7,750 through December 31, 2024.
11.	SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTERESTS
The table below details the change in Pubco shares outstanding by class for the years ended December 31, 2020 and 2019:
Shareholders’ Equity	Subordinate Voting Shares	Subordinate Voting Shares Held in Treasury	Proportionate Voting Shares (as converted)	Multiple Voting Shares	Total Shares Outstanding
December 31, 2018	21,943	(842)	57,895	168	79,164
Issuances	8,698	—	—	—	8,698
NCI conversions	2,784	—	—	—	2,784
PVS conversions	34,752	—	(34,752)	—	—
December 31, 2019	68,177	(842)	23,143	168	90,646
Issuances	9,518	—	—	—	9,518

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Shareholders’ Equity	Subordinate Voting Shares	Subordinate Voting Shares Held in Treasury	Proportionate Voting Shares (as converted)	Multiple Voting Shares	Total Shares Outstanding
NCI conversions	583	—	—	—	583
PVS conversions	1,231	—	(1,231)	—	—
Exchange pursuant to Amended Agreement	(79,509)	842	(21,912)	(168)	(100,747)
September 22, 2020	—	—	—	—	—
Shareholders’ Equity	Fixed Shares	Floating Shares	Fixed Shares Held in Treasury	Floating Shares Held in Treasury	Fixed Multiple Shares	Total Shares Outstanding
September 23, 2020	70,994	30,476	(589)	(253)	118	100,746
Issuances	352	152	—	—	—	504
December 31, 2020	71,346	30,628	(589)	(253)	118	101,250
Pursuant to the Amended Arrangement, on September 23, 2020, Acreage completed a capital reorganization whereby (i) each existing SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each existing PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each existing MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share. No fractional Fixed Shares, Fixed Multiple Shares or Floating Shares were issued pursuant to the Capital Reorganization. See Note 13 for further information.
During the year ended December 31, 2020, the Company issued 327 SVS (subsequently converted to 229 and 98 Fixed Shares and Floating Shares, respectively) as a result of the conversion of $550 of the Convertible Debenture (See Note 10), recorded in Issuances upon conversion of debenture on the Consolidated Statements of Shareholders’ Equity. The Company also issued 200 SVS (subsequently converted to 140 Fixed Shares and 60 Floating Shares), in relation to the issuance of the commitment shares under the Standby Equity Distribution Agreement (See Note 13), recorded in Other equity transactions on the Consolidated Statements of Shareholders’ Equity.
During the year ended December 31, 2019, the Company issued 208 SVS as compensation for consulting services of $3,424, recorded in Other equity transactions on the Consolidated Statements of Shareholders’ Equity.
Warrants
A summary of the warrants activity outstanding is as follows:
Warrants	January 1, 2020 to September 22, 2020	September 23, 2020 to December 31, 2020
	SVS	Fixed Shares	Floating Shares
Beginning balance	2,040	5,684	2,436
Granted	6,085	1,557	698
Expired	(4)	(110)	(47)
Modification pursuant to Amended Arrangement	(8,121)	—	—
Ending balance	—	7,131	3,087

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Warrants	Year ended December 31, 2019
SVS
Beginning balance	2,259
Granted	4
Expired	(223)
Ending balance	2,040
On February 10, 2020, the Company raised $27,887, net of issuance costs, from a private placement of 6,085 special warrants priced at $4.93 per unit. Each special warrant was automatically exercised on March 2, 2020 for no additional consideration, into one unit comprised of one SVS and one SVS purchase warrant with an exercise price of $5.80 and a five-year term. Pursuant to the Amended Arrangement, the exercise price was thereafter amended to $4.00. Refer to Note 13 for further discussion. The Company evaluated the warrants for liability or equity classification in accordance with ASC 480 and determined that equity treatment was appropriate as the warrants only require settlement through the issuance of the Company’s common stock, which are not redeemable, and do not represent an obligation to issue a variable number of shares. Accordingly, the warrants were classified as equity and are not subject to remeasurement at each balance sheet date.
In November 2020, in connection with the senior secured credit term loan facility, the Company issued an aggregate of 1,557 Fixed Share Warrants with each Fixed Share Warrant exercisable for one Fixed Share and 698 Floating Share Warrants with each Floating Share Warrant exercisable for one Floating Share. The exercise price of each Fixed Share Warrant is $3.15 and the exercise price of each Floating Share Warrant is $3.01. The warrants are exercisable for a period of 4 years. Refer to Note 10 for further discussion.
Pursuant to the Amended Arrangement, the exercise price of all other warrants outstanding as of December 31, 2020 is $17.50 and $7.50 per Fixed Share and Floating Share, respectively. Refer to Note 13 for further discussion.
The weighted-average remaining contractual life of the warrants outstanding is approximately 4 years. There was no aggregate intrinsic value for warrants outstanding as of December 31, 2020.
During the year ended December 31, 2019, the Company issued 4 warrants with a weighted-average grant date fair value of $6.74 per share, and an expense of $27 was recorded in General and administrative expenses in the Consolidated Statements of Operations.
The exercise price of all warrants outstanding as of December 31, 2019 is $25 per share, and the weighted-average remaining contractual life of the warrants outstanding is approximately 2 years. There was no aggregate intrinsic value for warrants outstanding as of December 31, 2019.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Non-controlling interests - convertible units
The Company has NCIs in consolidated subsidiaries USCo2 and HSCP. The non-voting shares of USCo2 and HSCP units make up substantially all of the NCI balance as of December 31, 2020 and are convertible for either 0.7 of a Fixed Share and 0.3 of a Floating Share of Pubco or cash, as determined by the Company. Summarized financial information of HSCP is presented below. USCo2 does not have discrete financial information separate from HSCP.
HSCP net asset reconciliation	December 31, 2020	December 31, 2019
Current assets	$144,938	$55,296
Non-current assets	410,269	584,812
Current liabilities	(80,649)	(46,434)
Non-current liabilities	(171,485)	(75,219)
Other NCI balances	(742)	(1,041)
Accumulated equity-settled expenses	(206,315)	(111,934)
Net assets	$96,016	$405,480
HSCP/USCo2 ownership % of HSCP	18.68%	21.64%
Net assets allocated to USCo2/HSCP	$17,936	$87,746
Net assets attributable to other NCIs	742	1,041
Total NCI	$18,678	$88,787
	Year Ended December 31,
HSCP Summarized Statement of Operations	2020	2019
Net loss allocable to HSCP/USCo2	$(372,386)	$(191,511)
HSCP/USCo2 weighted average ownership % of HSCP	19.66%	23.44%
Net loss allocated to HSCP/USCo2	$(73,211)	$(44,890)
Net loss allocated to other NCIs	(319)	(4)
Net loss attributable to NCIs	$(73,530)	$(44,894)
As of December 31, 2020, USCo2’s non-voting shares owned approximately 0.56% of HSCP units. USCo2’s capital structure is comprised of voting shares (approximately 70%), all of which are held by the Company, and of non-voting shares (approximately 30%) held by certain former HSCP members. Certain executive employees and profits interests holders own approximately 18.12% of HSCP units. The remaining 81.32% interest in HSCP is held by USCo and represents the members’ equity attributable to shareholders of the parent.
During the years ended December 31, 2020 and 2019, the Company had several transactions with HSCP and USCo2 that changed its ownership interest in the subsidiaries but did not result in loss of control. These transactions included business acquisitions and the redemption of HSCP and USCo2 convertible units for Pubco shares (as shown in the table below), and resulted in a $3,395 and $2,766 allocation from NCI to shareholders' equity for the years ended December 31, 2020 and 2019, respectively.
During the year ended December 31, 2019, the Company made cash payments in the amount of $4,278 to HSCP and USCo2 unit holders in satisfaction of redemption requests the Company chose to settle in cash, as well as for LLC unitholders tax liabilities in accordance with the HSCP operating agreement.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

A reconciliation of the beginning and ending amounts of convertible units is as follows:
	Year Ended December 31,
Convertible Units	2020	2019
Beginning balance	25,035	27,340
Issuance of NCI units	—	198
Vested LLC C-1s canceled	(1,310)	(416)
LLC C-1s vested	1,000	755
NCI units settled in cash	—	(58)
NCI units converted to Pubco	(583)	(2,784)
Ending balance	24,142	25,035
12.	EQUITY-BASED COMPENSATION EXPENSE
Equity-based compensation expense recognized in the Consolidated Statements of Operations for the periods presented is as follows:
Equity-based compensation expense	Year Ended December 31,
	2020	2019	2018
Equity-based compensation - Plan	$57,624	$62,946	$9,862
Equity-based compensation - Plan (Plan of Arrangement Awards) (1)	17,139	23,056	—
Equity-based compensation - other	17,301	11,536	1,368
Total equity-based compensation expense	$92,064	$97,538	$11,230
(1)	In accordance with the Prior Plan of Arrangement (as defined in Note 13) with Canopy Growth, awards were granted in July 2019, and amortized based on the vesting schedule set forth herein.
Amended Arrangement with Canopy Growth
On September 23, 2020, the Company announced the implementation of the Amended Arrangement (as defined in Note 13). Pursuant to the Amended Arrangement, the Company’s articles have been amended to create new Fixed Shares, Floating Shares and Fixed Multiple Shares. Consequently, the Company’s equity-based compensation was modified into new equity awards of the Company. Refer to Note 13 for further discussion.
Equity-based compensation - Plan (Acreage Holdings, Inc. Omnibus Incentive Plan)
In connection with the RTO transaction, the Company’s Board of Directors adopted an Omnibus Incentive Plan, as amended May 7, 2019, June 19, 2019 and September 23, 2020 (the “Plan”), which permits the issuance of stock options, stock appreciation rights, stock awards, share units, performance shares, performance units and other stock-based awards up to an amount equal to 15% of the issued and outstanding Subordinate Voting Shares of the Company.
Pursuant to the Amended Arrangement, the Company retained the Plan described above, the upper limit of issuances being up to an amount equal to 15% of the issued and outstanding Fixed Shares and Floating Shares of the Company.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Restricted Share Units (“RSUs”)
	January 1, 2020 to September 22, 2020		Year Ended December 31, 2019
Restricted Share Units (Fair value information expressed in whole dollars)	RSUs	Weighted Average Fair Value	RSUs	Weighted Average Grant Date Fair Value
Unvested, beginning of period	7,843	$15.10	2,032	$24.53
Granted(1)	4,970	3.60	7,986	14.28
Forfeited	(2,654)	11.29	(117)	17.85
Vested	(2,998)	11.60	(2,058)	21.06
Unvested, end of period	7,161	$9.99	7,843	$15.10
Vested and unreleased	136	$16.33
Exchanged pursuant to Amended Agreement	(7,297)	N/A
Outstanding, September 22, 2020	—	$—
	September 23, 2020 to December 31, 2020
	Fixed Shares		Floating Shares
Restricted Share Units (Fair value information expressed in whole dollars)	RSUs	Weighted Average Grand Date Fair Value	RSUs	Weighted Average Grand Date Fair Value
Unvested, September 23, 2020(1)	5,012	$9.99	2,148	$9.99
Granted	623	$3.21	1,193	$2.07
Forfeited	(94)	$4.66	(40)	$4.66
Vested	(422)	$10.32	(613)	$4.41
Unvested, end of period	5,119	$9.24	2,688	$7.83
Vested and unreleased	211	$8.99	522	$3.16
Outstanding, end of the period	5,330	$9.23	3,210	$7.07
RSUs of the Company generally vest over a period of two years. The fair value for RSUs is based on the Company’s share price on the date of the grant. The Company recorded $37,801 and $59,627 as compensation expense during the years ended December 31, 2020 and 2019, respectively. The fair value of RSUs vested during the years ended December 31, 2020 and 2019 was $10,779 and $23,470, respectively.
The total weighted average remaining contractual life and aggregate intrinsic value of unvested RSUs at December 31, 2020 was approximately 2 years and $21,635, respectively. Unrecognized compensation expense related to these awards at December 31, 2020 was $84,325 and is expected to be recognized over a weighted average period of approximately 2 years.
There were 211 Fixed RSUs and 522 Floating RSUs that were pending delivery or deferred as of December 31, 2020. 80 vested RSUs were pending delivery or deferred as of December 31, 2019. On February 20, 2020, the Company issued 1,505 RSUs to certain executives with a weighted-average grant date fair value of $5.11 per share. 148 of the 1,505 RSUs vested immediately. Certain shares are subject to restriction thus a discount for lack of marketability was applied that correlates to the period of time. On March 13, 2020, the Company issued 630 RSUs to employees of the Company. All of these units vested immediately, with a fair market value of $2.15, which was the closing price of the

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Company’s subordinate voting shares on March 13, 2020. On December 31, 2020, the Company issued 559 Fixed RSUs and 1,166 Floating RSUs to certain executives with a weighted-average grant date fair value of $3.15 and $2.05 per share, respectively. 103 of the 559 Fixed RSUs and 476 of the 1,166 Floating RSUs vested immediately, 178 Fixed RSUs and 117 Floating RSUs vest annually over 3 years, 278 Fixed RSUs and 183 Floating RSUs vest based on certain performance conditions and 390 Floating RSUs vest quarterly over one year.
(1)	Equity-based compensation - Plan (Plan of Arrangement Awards)
Included in the RSUs granted during the year ended December 31, 2020 are “Plan of Arrangement Awards” issued in connection with the RSUs which were granted in June and July 2019:
On June 27, 2019, pursuant to the Original Arrangement Agreement (as defined in Note 13), 4,909 RSUs were awarded in total to five executive employees under the Plan. These awards vest as follows: 25% in June 2020, 25% in June 2021 and 50% three months following the Acquisition (as defined in Note 13). The Company recorded $12,186 as compensation expense during the year ended December 31, 2020 in connection with these awards. A discount for lack of marketability was applied that correlates to the period of time certain of these shares are subject to restriction.
On July 31, 2019, the Company issued 1,778 RSUs to employees with unvested RSUs and stock options ("make-whole awards") as at the date of the Option Premium payment (as defined in Note 13). The RSUs were issued to provide additional incentive for employees that were not eligible to receive the full Option Premium and were subject to the same vesting terms as the unvested options and RSUs held as of the grant date. The Company recorded $4,953 as compensation expense during the year ended December 31, 2020 in connection with these awards.
Stock options
	January 1, 2020 to September 22, 2020		Year Ended December 31, 2019
Stock Options (Exercise price expressed in whole dollars)	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Options outstanding, beginning of period	5,608	$21.56	4,605	$25.00
Granted	191	5.75	1,785	14.04
Forfeited	(1,301)	15.59	(782)	24.68
Exercised	—	—	—	—
Modification pursuant to Amended Arrangement	(4,498)	N/A	—	—
Options outstanding, September 22, 2020	—	$—	5,608	$21.56
	September 23, 2020 to December 31, 2020
	Fixed Shares		Floating Shares
Stock Options (Exercise price expressed in whole dollars)	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Options outstanding, September 23, 2020	3,148	$15.83	1,349	$6.78
Granted	367	$3.15	1,308	$2.05
Forfeited	(33)	$10.37	(14)	$4.44
Exercised	—	$—	—	$—
Cancelled	(1,926)	$17.26	(825)	$7.40
Options outstanding, end of period	1,556	$11.18	1,818	$3.12

Options exercisable, end of period	810	$15.42	1,316	$3.25

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Stock options of the Company generally vest over a period of three years and have an expiration period of 10 years. The weighted average contractual life remaining for options outstanding and exercisable as of December 31, 2020 was approximately 7 years and 4 years, respectively. The Company recorded $36,962 and $26,375 as compensation expense during the years ended December 31, 2020 and 2019, respectively, in connection with these awards.
On December 31, 2020, the Company issued 367 Fixed Options and 1,308 Floating Options to certain executives with an exercise price of $3.15 and $2.05 per share, respectively. 89 of the 367 Fixed Options and 59 of the 1,308 Floating Options vest annually over three years, 278 Fixed Options and 183 Floating Options vest based on certain performance conditions, 968 Floating Options were fully exercisable at grant date and 98 Floating options vest quarterly over one year. On December 31, 2020, 1,926 Fixed options and 825 Floating options were surrendered by option holders. In accordance with ASC 718, previously unrecognized compensation was recognized on cancellation date. The Company recorded $30,685 as compensation expense during the year ended December 31, 2020 for the canceled options.
As of December 31, 2020, unamortized expense related to stock options totaled $5,254 and is expected to be recognized over a weighted-average period of approximately 1 year. As of December 31, 2020, the aggregate intrinsic value for unvested options outstanding was nil and $7 for the Fixed Share options and the Floating Share options, respectively.
The fair values of Subordinate Voting Share options granted were calculated using a Black-Scholes model with the following assumptions:
Black-Scholes inputs
	January 1, 2020 to September 22, 2020	Year Ended December 31, 2019
Weighted average grant date fair value range	$3.79	$4.76 - $16.72
Assumption ranges:
Risk-free rate	1.60%	1.50% - 2.60%
Expected dividend yield	—%	—%
Expected term (in years)	6	6
Expected volatility	75%	75% - 85%
The fair values of Fixed and Floating Share options granted were calculated using a Black-Scholes model with the following assumptions:
Black-Scholes inputs
	September 23, 2020 to December 31, 2020
	Fixed Shares	Floating Shares
Weighted average grant date fair value range	$1.06 - $1.63	$0.92 - $1.06
Assumption ranges:
Risk-free rate	0.20%	0.20%
Expected dividend yield	—%	—%
Expected term (in years)	3.25 - 3.5	2.5 - 3.5
Expected volatility	75%	75%

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Volatility was estimated by using the average historical volatility of a representative peer group of publicly traded cannabis companies. The expected term represents the period of time the options are expected to be outstanding. The risk-free rate is based on U.S. Treasury bills with a remaining term equal to the expected term.
Equity-based compensation - other
HSCP C-1 Profits Interests Units (“Profits Interests”)
These membership units qualify as profits interests for U.S. federal income tax purposes and were accounted for in accordance with ASC 718, Compensation - Stock Compensation. HSCP amortizes awards over service period and until awards are fully vested.
The following table summarizes the status of unvested Profits Interests for the years ended December 31, 2020, 2019 and 2018:
	Year Ended December 31, 2020		Year Ended December 31, 2019		Year Ended December 31, 2018
Profits Interests (Fair value information expressed in whole dollars)	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value
Unvested, beginning of period	1,000	$0.43	1,825	$0.43	—	$—
Class C-1 units granted	—	—	—	—	4,284	0.48
Class C-1 units canceled	—	—	(70)	0.43	(847)	0.64
Class C-1 vested	(1,000)	0.43	(755)	0.43	(1,612)	0.43
Unvested, end of period	—		1,000	$0.43	1,825	$0.43
The Company recorded $70, $369 and $1,053 as compensation expense in connection with these awards during the years ended December 31, 2020, 2019 and 2018, respectively. The fair value of Profits Interests vested during the years ended December 31, 2020 and 2019 and 2018 was $1,239, $13,141 and $690, respectively.
As of December 31, 2019, unamortized expense related to unvested Profits Interests totaled $70 and is expected to be recognized over a weighted average period of approximately 1 year.
Restricted Shares (“RSs”)
In connection with the Company’s acquisition of Form Factory (refer to Note 3), 1,369 restricted shares with a grant date fair value of $20.45 were issued to former employees of Form Factory subject to future service conditions, which fully vest 24 months from the acquisition date. The fair value for RSs is based on the Company’s share price on the date of the grant. In connection with these awards, the Company recorded compensation expense of $17,231 and $9,528 during the year ended December 31, 2020 and December 31, 2019, respectively. There was no comparable RS activity during the years ended December 31, 2018.
Employee settlement
During the year ended December 31, 2019, the Company issued 82 Subordinate Voting Shares and recognized $1,639 of compensation expense in settlement of post-employment expenses.
Forgiveness of notes receivable
The Company forgave $315 of notes receivable from certain employees in recognition of services rendered during the year ended December 31, 2018.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

13.	COMMITMENTS AND CONTINGENCIES
Commitments
The Company provides revolving lines of credit to several of its portfolio companies. Refer to Note 6 for further discussion.
Definitive agreements
On April 17, 2019, a subsidiary of the Company entered into a definitive agreement to acquire Deep Roots Medical LLC (“Deep Roots”), a vertically integrated license holder in Nevada, for consideration of 4,762 HSCP units and $20,000 in cash. The Company announced the termination of the agreement by Deep Roots on April 3, 2020 following March 31, 2020, the end date for consummating the transaction.
During the year ended December 31, 2018, the Company entered into a definitive agreement to acquire all ownership interests in GCCC Management, LLC, a management company overseeing the operations of Greenleaf Compassionate Care Center, Inc., a non-profit cultivation and processing facility in Rhode Island, for cash consideration of $10,000. The agreement terminated in April 2020.
Prior Plan of Arrangement with Canopy Growth
On June 19, 2019, the shareholders of the Company and of Canopy Growth separately approved the proposed plan of arrangement (the “Prior Plan of Arrangement”) involving the two companies, and on June 21, 2019, the Supreme Court of British Columbia granted a final order approving the Prior Plan of Arrangement. Effective June 27, 2019, the articles of the Company were amended pursuant to the Prior Plan of Arrangement to provide that, upon the occurrence (or waiver by Canopy Growth) of the Triggering Event, subject to the satisfaction of the conditions set out in the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 (the “Original Arrangement Agreement”), Canopy Growth will acquire (the “Acquisition”) all of the issued and outstanding shares in the capital of the Company (each, an “Acreage Share”). Under the terms of the Original Arrangement Agreement, holders of Acreage Shares and certain securities convertible or exchangeable into SVS as of the close of business on June 26, 2019, received approximately $2.63, being their pro rata portion (on an as converted to SVS basis) of $300,000 (the “Option Premium”) paid by Canopy Growth.
HSCP unit holders are required to convert their units within three years following the closing of the Acquisition as will holders of non-voting shares of USCo2.
Second Amendment to the Arrangement Agreement with Canopy Growth
On June 24, 2020, Acreage and Canopy Growth entered into a proposal agreement (the “Proposal Agreement”) which set out, among other things, the terms and conditions upon which the parties were proposing to enter into an amending agreement (the “Amending Agreement”) to amend the Original Arrangement Agreement, amend and restate the Prior Plan of Arrangement (the “Amended Plan of Arrangement”) and implement the Amended Plan of Arrangement pursuant to the Business Corporations Act (British Columbia). The effectiveness of the amendment to the Original Arrangement Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by (i) the Supreme Court of British Columbia at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) the shareholders of Acreage as required by applicable corporate and securities laws.
Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, Acreage and Canopy Growth entered into the Amending Agreement (and together with the Original Arrangement Agreement, the “Arrangement Agreement”) and implemented the Amended Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”). Pursuant to the Amended Plan of Arrangement, Canopy Growth made a cash payment of $37,500 to Acreage’s shareholders and certain holders of securities convertible or exchangeable into shares of Acreage. Acreage also completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each existing SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Floating Share; (ii) each issued and outstanding PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each issued and outstanding MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.
At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire existing SVS that was outstanding immediately prior to the Amendment Time, was exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.
Pursuant to the Amended Plan of Arrangement, upon the occurrence or waiver (at the discretion of Canopy Growth) of the Triggering Event (the “Triggering Event Date”), Canopy Growth will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 of a common share of Canopy Growth (each whole common share, a “Canopy Growth Share”) for each Fixed Share held (the “Fixed Exchange Ratio”) at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares at a price to be determined based upon the 30 day volume-weighted average trading price of the Floating Shares, subject to a minimum price of $6.41, as may be adjusted in accordance with the terms of the Amended Plan of Arrangement, to be payable, at the option of Canopy Growth, in cash, Canopy Growth Shares or a combination thereof. If any portion is paid in Canopy Growth Shares, the number of Canopy Growth Shares to be exchanged for each Floating Share shall be determined on the basis of a 30 day volume-weighted average calculation using the Floating Shares (the “Floating Ratio”). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.
At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).
In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).
In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, Acreage will be a wholly-owned subsidiary of Canopy Growth.
The Amending Agreement also provides for, among other things, amendments to the definition of Purchaser Approved Share Threshold (as defined in the Arrangement Agreement) to change the number of shares of Acreage available to be issued by Acreage without an adjustment in the Fixed Exchange Ratio such that Acreage may issue a maximum of

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

32,700 shares (or convertible securities in proportion to the foregoing), which will include (i) 3,700 Floating Shares which are to be issued solely in connection with the exercise of stock options granted to Acreage management (the “Option Shares”); (ii) 8,700 Floating Shares other than the Option Shares; and (iii) 20,300 Fixed Shares. Notwithstanding the foregoing, the Amending Agreement provides that Acreage may not issue any equity securities, without Canopy Growth’s prior consent, other than: (i) upon the exercise or conversion of convertible securities outstanding as of the Amendment Date; (ii) contractual commitments existing as of the Amendment Date; (iii) the Option Shares; (iv) the issuance of up to $3,000 worth of Fixed Shares pursuant to an at-the-market offering to be completed no more than four times during any one-year period; (v) the issuance of up to 500 Fixed Shares in connection with debt financing transactions that are otherwise in compliance with the terms of the Arrangement Agreement, as amended by the Amending Agreement; or (vi) pursuant to one private placement or public offering of securities during any one-year period for aggregate gross proceeds of up to $20,000, subject to specific limitations as set out in the Amending Agreement.
In addition, the Amending Agreement provides for, among other things: (i) various Canopy Growth rights that extend beyond the Acquisition Date and continue until Canopy Growth ceases to hold at least 35% of the issued and outstanding Acreage shares (such date being the “End Date”), including, among others, rights to nominate a majority of Acreage’s Board of Directors (the “Acreage Board”) following the Acquisition Time, restrictions on Acreage’s ability to incur certain indebtedness without Canopy Growth’s consent; (ii) restrictive covenants in respect of the business conduct in favor of Canopy Growth; (iii) termination of non-competition and exclusivity rights granted to Acreage by Canopy Growth in the Arrangement Agreement in the event that Acreage does not meet certain specified financial targets on an annual basis during the term of the Canopy Call Option as further described below; (iv) implementation of further restrictions on Acreage’s ability to operate its business, including its ability to hire certain employees or make certain payments or incur any non-trade-payable debt without Canopy Growth’s consent in the event that Acreage does not meet certain specified financial targets on a quarterly basis during the term of the Canopy Call Option as further described below; and (v) termination of the Arrangement Agreement and Canopy Growth’s obligation to complete the acquisition of the Fixed Shares pursuant to the Canopy Call Option in the event that Acreage does not meet certain specified financial targets in the trailing 12 month period as further described below. Each of the financial targets referred to above is specified in the Amending Agreement and related to the performance of Acreage relative to a business plan for Acreage for each fiscal year ended December 31, 2020 through December 31, 2029 set forth in the Proposal Agreement (the “Initial Business Plan”).
The Amending Agreement precludes Acreage from entering into any contract in respect of Company Debt (as defined in the Arrangement Agreement) if, among other restrictions: (i) such contract would be materially inconsistent with market standards for companies operating in the United States cannabis industry; (ii) such contract prohibits a prepayment of the principal amount of such Company Debt, requires a make-whole payment for the interest owing during the remainder of the term of such contract or charges a prepayment fee in an amount greater than 3.0% of the principal amount to be repaid; (iii) such contract would provide for interest payments to be paid through the issuance of securities as opposed to cash; or (iv) such contract has a principal amount of more than $10,000 or a Cost of Capital (as defined in the Amending Agreement) that is greater than 30.0% per annum; provided that, if such Company Debt is fully secured by cash in a blocked account, the Cost of Capital may not be greater than 3.0% per annum. Notwithstanding the foregoing, Canopy Growth’s consent will not be required for Acreage or any of its subsidiaries to enter into a maximum of two transactions for Company Debt that would require consent based on the foregoing during any one-year period, in accordance with the following terms: (i) the principal amount of the Company Debt per transaction may not exceed $10,000, (ii) the Company Debt is not convertible into any securities; and (iii) the contract does not provide for the issuance of more than 500 Acreage shares (or securities convertible into or exchangeable for 500 Acreage shares).
The Amending Agreement also provides for certain financial reporting obligations and that Acreage may not nominate or appoint any new director or appoint any new officer that does not meet certain specified criteria. The Amending Agreement also requires Acreage to submit a business plan to Canopy Growth on a quarterly basis that complies with certain specified criteria, including the Initial Business Plan. In the event that Acreage has not satisfied: (i) 90% of the minimum revenue and earnings targets set forth in the Initial Business Plan measured on a quarterly basis, certain

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

additional restrictive covenants will become operative as austerity measures for Acreage’s business; (ii) 80% of the minimum revenue and earnings targets set forth in the Initial Business Plan, as determined on an annual basis, certain restrictive covenants applicable to Canopy Growth under the Arrangement Agreement will cease to apply in order to permit Canopy Growth to acquire, or conditionally acquire, a competitor of Acreage in the United States should it wish to do so; and (iii) 60% of the minimum revenue and earnings targets set forth in the Initial Business Plan for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement and Canopy Growth will not be required to complete the acquisition of the Fixed Shares pursuant to the Canopy Call Option.
The Amending Agreement also requires Acreage to limit its operations to the Identified States (as defined in the Amending Agreement). In connection with the execution of the Proposal Agreement, Acreage was provided with consent from Canopy Growth to divest of all assets outside of the Identified States (the “Non-Core Divestitures”).
In addition, the Amending Agreement includes certain covenants that will apply following the Acquisition Time until the earlier of the date on which the Floating Shares are acquired by Canopy Growth or the End Date. Such covenants include, among others, pre-emptive rights and top-up rights in favor of Canopy Growth, restrictions on M&A activities, approval rights for Acreage’s quarterly business plan, nomination rights for a majority of the directors on the Acreage Board and certain audit and inspection rights.
Debenture
In connection with the implementation of the Amended Arrangement, pursuant to a secured debenture dated September 23, 2020 (the “Debenture”) issued by Universal Hemp, LLC, an affiliate of Acreage that operates solely in the hemp industry in full compliance with all applicable laws (the “Borrower”), to 11065220 Canada Inc., an affiliate of Canopy Growth (the “Lender”), the Lender agreed to provide a loan of up to $100,000 (the “Loan”), $50,000 of which was advanced on the Amendment Date (the “Initial Advance”), and $50,000 of the Loan will be advanced in the event that the following conditions, among others, are satisfied: (a) the Borrower’s EBITDA (as defined in the Debenture) for any 90 day period is greater than or equal to 2.0 times the interest costs associated with the Initial Advance; and (b) the Borrower’s business plan for the 12 months following the applicable 90 day period supports an Interest Coverage Ratio (as defined in the Debenture) of at least 2.00:1.
The principal amount of the Loan will bear interest from the date of advance, compounded annually, and be payable on each anniversary of the date of the Debenture in cash in U.S. dollars at a rate of 6.1% per annum. The Loan will mature 10 years from the date of the Initial Advance.
The Loan must be used exclusively for U.S. hemp-related operations and on the express condition that such amount will not be used, directly or indirectly, in connection with or for the operation or benefit of any of the Borrower’s affiliates other than subsidiaries of the Borrower exclusively engaged in U.S. hemp-related operations and not directly or indirectly, towards the operation or funding of any activities that are not permissible under applicable law. The Loan proceeds must be segregated in a distinct bank account and detailed records of debits to such distinct bank account will be maintained by the Borrower.
No payment due and payable to the Lender by the Borrower pursuant to the Debenture may be made using funds directly or indirectly derived from any cannabis or cannabis-related operations in the United States, unless and until the Triggering Event Date.
The Debenture includes usual and typical events of default for a financing of this nature, including, without limitation, if: (i) Acreage is in breach or default of any representation or warranty in any material respect pursuant to the Arrangement Agreement; (ii) the Non-Core Divestitures are not completed within 18 months from the Amendment Date; and (iii) Acreage fails to perform or comply with any covenant or obligation in the Arrangement Agreement which is not remedied within 30 days after written notice is given to the Borrower by the Lender. The Debenture also includes customary representations and warranties, positive covenants and negative covenants of the Borrower.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Surety bonds
The Company has indemnification obligations with respect to surety bonds primarily used as security against non-performance in the amount of $5,000 as of December 31, 2020, for which no liabilities are recorded on the Consolidated Statements of Financial Position.
The Company is subject to other capital commitments and similar obligations. As of December 31, 2020 and 2019, such amounts were not material.
Contingencies
As of December 31, 2020, the Company has consulting fees payable in Fixed Shares and Floating Shares which are contingent upon successful acquisition of certain state cannabis licenses. The Company had maximum obligations of $8,750 and 280 Fixed Shares and 120 Floating Shares. No reserve for the contingencies has been recorded as of December 31, 2020.
The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company’s applicable subsidiaries ceasing operations. While management of the Company believes that the Company’s subsidiaries is in compliance with applicable local and state regulations as of December 31, 2020, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company’s subsidiaries may be subject to regulatory fines, penalties, or restrictions in the future.
The Company and its subsidiaries may be, from time to time, subject to various administrative, regulatory and other legal proceedings arising in the ordinary course of business. Contingent liabilities associated with legal proceedings are recorded when a liability is probable, and the contingent liability can be reasonably estimated.
Standby Equity Distribution Definitive Agreement
On May 29, 2020, the Company entered into an agreement with an institutional lender for $50,000 of financing commitments under a Standby Equity Distribution Agreement (“SEDA”). The investor may, at its discretion, purchase, and the Company may, at its discretion, periodically sell to the investor, up to $35,000 and $15,000 of the Company’s Fixed Shares and Floating Shares, respectively, at a purchase price of 95% of the market price over the course of 24 months from the effective date. In consideration for entering the SEDA, the Company issued the investor 200 SVS as commitment shares. Pursuant to the Amended Arrangement, the shares have since been exchanged for 140 Fixed Shares and 60 Floating Shares. Refer to Note 17 for further discussion.
New York outstanding litigation
On November 2, 2018, EPMMNY LLC (“EPMMNY”) filed a complaint in the Supreme Court of the State of New York, County of New York, asserting claims against 16 defendants, including NYCANNA, Impire State Holdings LLC, NY Medicinal Research & Caring, LLC (each, a wholly-owned subsidiary of High Street) and High Street. The Index Number for the action is 655480/2018. EPMMNY alleges that it was wrongfully deprived of a minority equity interest and management role in NYCANNA by its former partner, New Amsterdam Distributors, LLC, which attempted to directly or indirectly sell or transfer EPMMNY’s alleged interest in NYCANNA to other entities in 2016 and 2017, including Impire, NYMRC and High Street. EPMMNY alleges that it is entitled to the value of its alleged minority interest in NYCANNA or minority ownership in NYCANNA. EPMMNY also alleges that certain defendants misused its alleged intellectual property and/or services, improperly solicited its employees, and aided and abetted or participated in the transfer of equity and/or business opportunities from EPMMNY. High Street intends to vigorously defend this action, which the Company firmly believes is without merit. EPMMNY alleges that it was improperly deprived of its equity stake in NYCANNA before NYCANNA was acquired by High Street. High Street is also entitled to full indemnity from the claims asserted against it by EPMMNY pursuant to the purchase agreement pertaining to its acquisition of NYCANNA and personal guarantee by the largest shareholders of the seller. The defendants filed a motion to dismiss on April 1, 2019. The motion was fully briefed and submitted to the Court on July 18, 2019, and oral argument was heard on September 6, 2019. The motion remains pending before the Court. A Special Referee hearing relating to the motion to

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

dismiss has been scheduled for May 2021. The plaintiff also filed a motion seeking a preliminary injunction of any transfer of our assets. This motion was fully briefed and we are awaiting the courts decision.
CanWell Dispute
The CanWell dispute is comprised of five separate proceedings:
i.
CanWell's petition filed in Rhode Island Superior Court (C.A. KM-2019-0948) to compel arbitration of claims arising out of WPMC withdrawal as a member of the CanWell entities as well as other disputes, including issues relating to termination of the Alternative Dosage Agreement (“ADA”) (relating to the Maine dispensary).

ii.
CanWell's petition filed in Rhode Island Superior Court (C.A. No. KM-2019-1047) to compel arbitration of WPMC's redemption of the CanWell entity's interest in WPMC, including issues relating to termination of the ADA.

iii.	An arbitration proceeding relating to WPMC's withdrawal from the CanWell entities. A procedural meeting with the arbitrator took place on November 5, 2019.
iv.	An arbitration that will soon be underway with the American Arbitration Association on the issue of whether WPMC had the right to redeem CanWell's interest in WPMC.
v.
A civil action pending in Maine (Docket No. CUMSC-CV-19-0357) which was filed by Northeast Patients Group d/b/a Wellness Connection of Maine against CanWell, LLC and CanWell Processing (Maine), LLC, relating to the termination of the ADA. While no Acreage affiliate is currently a party to this action, the issue being litigated relates to the termination of the ADA, which is one of the issues that CanWell is attempting to arbitrate in Rhode Island.

vi.
A declaratory judgment action pending in Delaware, High Street Capital Partners, LLC v. CanWell, LLC, CanWell Processing (Maine), LLC, and CanWell Processing (Rhode Island), LLC (Court of Chancery, No. 2019-0957-MTZ) seeking a declaratory judgment that, as a matter of law, High Street is not subject to any non-compete provision with regard to the agreements detailed above. This case remains in the preliminary stages of litigation.

The Court issued an order on January 29, 2020 that determined that the arbitrability of the ADA Disputes is to be decided by an arbitrator, not the Court.
Following the parties’ entering into a Memorandum of Understanding (MOU) on proposed settlement terms that would settle each of the matters listed above, the parties have now reached a final confidential settlement agreement. As part of that agreement, the Company has accrued for $7,750 in Loss on legal settlements on the Consolidated Statements of Operations for the year ended December 31, 2020. In connection with this settlement agreement, the Company issued a promissory note in the amount of $7,750 to CanWell, which is non-interest bearing and is payable in periodic payments through December 31, 2024, of which the first payment of $500 was made in November 2020.
Lease Dispute
On or around December 2019, it is alleged that a wholly-owned subsidiary of HSCP entered into three five-year leases to occupy approximately 70 square feet of commercial space on a cannabis cultivation campus in California. As of November 24, 2020, HSCP and its wholly-owned subsidiary entered into a confidential settlement and release agreement with the commercial landlord, pursuant to which HSCP will make six payments to the commercial landlord totaling $6,336, which the Company has accrued for in Loss on legal settlements on the Consolidated Statements of Operations for year ended December 31, 2020. The first and second payments of $1,000 was made in November 2020 and December 2020, respectively, and the final payment will be due on December 31, 2021.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

14.	RELATED PARTY TRANSACTIONS
Transactions with related parties are entered into in the normal course of business and are measured at the amount established and agreed to by the parties.
Related party notes receivable
Acreage has certain outstanding notes receivable with related parties. Refer to Note 6 for further discussion.
GreenAcreage
The Company has an investment carried at fair value through profit and loss in GreenAcreage Real Estate (“GreenAcreage”). The Company also has an equity method investment in the management company of GreenAcreage resulting from Kevin Murphy’s board involvement. During the year ended December 31, 2019, the Company sold and subsequently leased back several of its capital assets in a transaction with GreenAcreage. The subsequent leases met the criteria for finance leases, and as such, the transactions do not qualify for sale-leaseback treatment.
On July 15, 2020, a subsidiary of the Company entered into a definitive agreement with GreenAcreage to internalize the Company’s management operations.
In November 2020, the Company completed an exchange of all its equity interests in GreenAcreage and its equity method investment in the management company of GreenAcreage in exchange for a land and building previously accounted for as a failed sales-leaseback transaction.
September 2020 Transactions
As disclosed in footnote 10 to the consolidated financial statements, ”September 2020 Transactions”, on September 23, 2020, pursuant to the implementation of the Amended Arrangement, a subsidiary of Canopy Growth advanced gross proceeds of $50,000 (less transaction costs of approximately $4,025) to Universal Hemp, an affiliate of the Company, pursuant to the terms of a secured debenture. In accordance with the terms of the debenture, the funds cannot be used, directly or indirectly, in connection with or for any cannabis or cannabis-related operations in the United States, unless and until such operations comply with all applicable laws of the United States. Acreage then engaged an investment advisor (the “Investment Advisor”) which, under the Investment Advisor’s sole discretion, invested on behalf of Universal Hemp, $34,019 of the proceeds on September 28, 2020.
As a result, Universal Hemp, a subsidiary of the Company, acquired 34,019 class B units, at $1 par value per unit, which represented 100% financial interest in an Investment Partnership, a Canada-based limited partnership. An affiliate of the Institutional Investor holds Class A Units of the Investment Partnership. The general partner of the Investment Partnership is also an affiliate of the Institutional Investor. The class B units are held by the Institutional Investor as agent for Universal Hemp. On September 28, 2020, the Company received gross proceeds of $33,000 (less transaction costs of approximately $959) from an affiliate of the Institutional Lender (the “Lender”) and used a portion of the proceeds of this loan to retire its short-term $11,000 convertible note and its short-term note aggregating approximately $18,000 in October 2020, with the remainder being used for working capital purposes. The Lender is controlled by the Institutional Lender. The Investment Partnership is the investor in the Lender.
Related party debt
In December 2019, Kevin Murphy, the Chairman of the board of directors, made a non-interest bearing loan of $15,000 to Acreage. In January 2020, Mr. Murphy made an additional non-interest bearing loan of $5,000 to Acreage. These amounts were subsequently repaid in March 2020.
In October 2020, Kevin Murphy made an interest bearing loan of $2,100 to the Company, bearing interest at 9.9% per annum. This amount was subsequently repaid in November 2020.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Michigan consulting agreement
Pursuant to the Consulting Services Agreement by and between Kevin Michigan, LLC and High Street (the “Michigan Consulting Agreement”), High Street provides certain consulting services to Kevin Michigan, LLC, which includes, but is not limited to, services related to application support, provisioning center administration and operation, local and state regulatory filings, human resource matters, and marketing matters. The Michigan Consulting Agreement explicitly states that High Street is not able to direct or control the business of Kevin Michigan, LLC. Additionally, there are certain leases held by and between Kevin Michigan, LLC, as lessee and certain wholly owned subsidiaries of High Street, as lessors.
As of December 31, 2020, Kevin Michigan, LLC is not operational, and no consulting fees or rents has been paid to High Street or its wholly owned subsidiaries. Kevin Michigan, LLC is owned and controlled by our Chairman, Kevin Murphy.
3.55% Credit facility and collateral
On March 11, 2020, the Company closed $22,000 in borrowings pursuant to a loan transaction with the Lender. The maturity date is 366 days from the closing date of the loan transaction. The Company will pay monthly interest on the collateral in the form of 27 SVS through the maturity date. The Lender may put any unsold interest shares to the Company upon maturity at a price of $4.50 per share. Kevin Murphy, the Chairman of the board of directors, loaned $21,000 of the $22,000 borrowed by the Company to the Lender. The loan is secured by the non-U.S. intellectual property assets, a cannabis state license and 12,000 SVS shares of the Company. Refer to Note 10 for further discussion.
Pursuant to the Amended Arrangement, the monthly interest on the collateral payable to Kevin Murphy was modified to cash payments for the remaining duration of the term at an interest rate of 12% per annum, payable upon maturity. The remaining interest will continue to be paid monthly in the form of 2 Fixed Shares and 1 Floating Share through the maturity date.
15.	INCOME TAXES
The domestic and foreign components of loss before income taxes for the years ended December 31, 2020, 2019 and 2018 are as follows:
	Year Ended December 31,
	2020	2019	2018
Domestic	$(376,905)	$(190,173)	$(30,725)
Foreign	(453)	—	—
Loss before income taxes	$(377,358)	$(190,173)	$(30,725)
The provision for income taxes for the years ended December 31, 2020, 2019 and 2018 are as follows:
Income tax provision	Year Ended December 31,
	2020	2019	2018
Current taxes:
Federal	$10,375	$6,351	$1,117
State	4,790	2,482	475
Total current	15,165	8,833	1,592
Deferred taxes:
Federal	(21,173)	(2,625)	(38)
State	(11,232)	(1,219)	(18)
Total deferred	(32,405)	(3,844)	(56)
Total income tax provision (benefit)	$(17,240)	$4,989	$1,536

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

The table below reconciles the expected statutory federal income tax to the actual income tax provision (benefit):
Tax provision reconciliation	Year Ended December 31, 2020		Year Ended December 31, 2019		Year Ended December 31, 2018
	$	%	$	%	$	%
Computed expected federal income tax benefit	$(79,245)	21.0%	$(39,936)	21.0%	$(6,452)	21.0%
Increase (decrease) in income taxes resulting from:
State taxes	(35,715)	9.5	(20,151)	10.6	(3,022)	9.8
Nondeductible permanent items	76,128	(20.2)	49,231	(25.9)	4,483	(14.6)
Pass-through entities & non-controlling interests	20,001	(5.3)	13,465	(7.1)	6,375	(20.7)
Increase in valuation allowance	1,518	(0.4)	1,816	(1.0)	149	(0.5)
Other	73	—	564	(0.2)	3	—
Actual income tax provision (benefit)	$(17,240)	4.6%	$4,989	(2.6)%	$1,536	(5.0)%
The following table presents a reconciliation of gross unrecognized tax benefits:
Unrecognized tax benefits	Year Ended December 31,
	2020	2019	2018
Balance at beginning of period	$1,867	$1,394	$1,391
Increase based on tax positions related to current period	—	—	—
Increase based on tax positions related to prior period	6,565	500	3
Decrease based on tax positions related to prior period	(574)	—	—
Decrease related to settlements with taxing authorities	(139)	(27)	—
Balance at end of period	$7,719	$1,867	$1,394
Interest and penalties related to unrecognized tax benefits are recorded as components of the provision for income taxes. As of December 31, 2020 and 2019, we had interest accrued of approximately $506 and $210, respectively. Accrued interest and penalties are included in Other current liabilities in the Consolidated Statements of Financial Position.
The principal components of deferred taxes as of December 31, 2020 and 2019 are as follows:
Deferred taxes	December 31, 2020	December 31, 2019
Deferred tax assets:
Net operating losses	$2,786	$1,295
Other	697	670
Total deferred tax assets	3,483	1,965
Valuation allowance	(3,483)	(1,965)
Net deferred tax asset	—	—
Deferred tax liabilities:
Partnership basis difference	(34,673)	(63,997)
Net deferred tax liability	(34,673)	(63,997)
Net deferred tax liabilities	$(34,673)	$(63,997)

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

The Company assesses available positive and negative evidence to estimate if it is more likely than not to use certain jurisdiction-based deferred tax assets including net operating loss carryovers. On the basis of this assessment, a valuation allowance was recorded during the years ended December 31, 2020 and 2019.
As of December 31, 2020, the Company has $4,596 of domestic federal net operating loss carryovers with no expiration date. As of December 31, 2020, the Company has various state net operating loss carryovers that expire at different times, the earliest of which is 2023. The statute of limitations with respect to our federal returns remains open for tax years 2018 and forward. For certain acquired subsidiaries, the federal statue remains open with respect to tax years 2014 and forward.
As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E, under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-deductible under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.
In connection with the RTO transaction, the Company entered into a tax receivable agreement with certain members of HSCP, who represent a portion of the NCI, in which it agreed to pay 65% of any realized tax benefits upon conversion of HSCP units into Subordinate Voting Shares to such members. In addition, 20% of any realized tax benefits will be paid to certain HSCP members pursuant to the Company’s tax receivable bonus plan. The Company will retain the remaining 15% of the realized tax benefits.
On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2020 and 2019 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2020, 2019, and 2018 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company is subject to 280E, the CARES Act did not have an impact on the financial statements.
16.	REPORTABLE SEGMENTS
The Company prepares its segment reporting on the same basis that its Chief Operating Decision Maker manages the business, and makes operating decisions. The Company operates under one operating segment, which is its only reportable segment: the production and sale of cannabis products. The Company’s measure of segment performance is net income, and derives its revenue primarily from the sale of cannabis products, as well as related management or consulting services which were not material in all periods presented. All of the Company’s operations are located in the United States.
17.	SUBSEQUENT EVENTS
Compass Neuroceuticals Litigation
In February 2021, a JAMS arbitration was initiated in Atlanta by Acreage Georgia LLC (“Acreage Georgia”) against its former consultant, Compass Neuroceuticals, Inc. (“Compass”), stemming from Compass’ breach of the consulting agreement entered into between the parties in June 2019, related to the preparation of an application for a Class 1 cultivation license in Georgia. Acreage Georgia is alleging damages, including lost profits, of approximately $9,000. Compass filed counterclaims for breach, also in the $9,000 range. A final arbitration hearing is currently scheduled for August 2021. The matter is in its early stages, therefore, it is too early to ascertain the materiality of any potential settlement or judgment, but the Company plans to defend itself vigorously in this matter.

ACREAGE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Sale of Acreage Florida
On February 25, 2021, the Company entered into a definitive agreement to sell its ownership interests in Acreage Florida, Inc. (“Acreage Florida”) for an aggregate purchase price of $60,000. Acreage Florida is licensed to operate medical marijuana dispensaries, a processing facility and a cultivation facility in the state of Florida. The agreement also includes the sale of property in Sanderson, Florida. The aggregate purchase price includes an upfront cash payment of $5,000, an additional $20,000 in cash, $7,000 of the buyer’s common stock and $28,000 in promissory notes upon the closing of the transaction expected in the second quarter of 2021, subject to customary closing conditions, including the procurement of all necessary approvals for the transfer to the buyer of the Florida license for the operation of medical marijuana businesses.
3.55% Credit facility and collateral
On March 7, 2021, the Company extended the maturity date related to its $22,000 in borrowings pursuant to a loan transaction with IP Investment Company, LLC to March 31, 2021, which operates as cash collateral for the credit facility with an institutional lender.
On March 11, 2021, the Company accelerated the maturity date related to its $21,000 in borrowings pursuant to a loan transaction with an institutional investor to June 15, 2021, related to the loan described above with IP Investment Company, LLC. Refer to Note 10 for further discussion.
Standby Equity Distribution Agreement (SEDA)
On each of September 28, 2020 and January 25, 2021, the Company entered into letter agreements (the “Letter Agreements”) with the institutional investor extending the termination deadline of the SEDA to the earliest of November 30, 2020 and June 30, 2021, respectively, and the date that the Company has obtained both a receipt from the Ontario Securities Commission for a short-form final base shelf prospectus and a declaration from the United States Securities and Exchange Commission that its registration statement is effective, in each case qualifying an At-The-Market equity offering program. On March 11 2021, the SEDA termination deadline was further extended to April 15, 2022.
18.	QUARTERLY FINANCIAL DATA (unaudited)
	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
2020
Total revenues, net	$24,225	$27,072	$31,742	$31,506
Gross profit	9,954	11,211	13,475	14,518
Net loss	(222,229)	(44,370)	(48,036)	(45,484)
Net loss attributable to Acreage	(171,954)	(37,192)	(40,548)	(36,895)
Net loss attributable to Acreage, basic and diluted	$(1.85)	$(0.38)	$(0.39)	$(0.35)
2019
Total revenues, net	$12,897	$17,745	$22,402	$21,065
Gross profit	5,320	7,613	9,694	7,817
Net loss	(30,804)	(49,265)	(49,502)	(65,591)
Net loss attributable to Acreage	(23,377)	(37,541)	(38,716)	(50,634)
Net loss attributable to Acreage, basic and diluted	$(0.29)	$(0.44)	$(0.43)	$(0.56)